UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

J & J SNACK FOODS CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

350 Fellowship Road, Mount Laurel, NJ 08054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 14, 2023

TO OUR SHAREHOLDERS:

We are pleased to invite you to the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of J & J SNACK FOODS CORP. (“J & J”, the “Company,” “our,” “us” or “we”), which will be held virtually on Tuesday, February 14, 2023, at 10:00 A.M., Eastern Time., for the following purpose:

1.     To elect Sidney R. Brown and Roy C. Jackson to serve as directors, each for a term ending at the 2028 Annual Meeting of Shareholders;

2.     To approve the J & J Snack Foods Corp. 2022 Long-Term Incentive Plan;

3.     To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023;

4.     To have an advisory vote on the approval of compensation of the Company’s named executive officers;

5.     To have an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

6.     To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed December 19, 2022, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

We are pleased to provide shareholders with the opportunity to participate in the Annual Meeting online via the Internet in a virtual-only meeting format to facilitate shareholder attendance and provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/JJSF2023, where you will also be able to submit questions and vote online. You will not be able to attend the meeting at a physical location. Closed captioning will be provided for the virtual meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING ONLINE. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors,

Michael A. Pollner
Senior Vice President, General Counsel
and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to be Held on February 14, 2023:

Our Proxy Statement and 2022 Annual Report are available on our Investor Relations website (www.jjsnack.com/investors/) and at www.proxyvote.com. You may also request paper copies of these proxy materials free of charge by following the instructions for requesting such materials contained in the Notice of Internet Availability of Proxy Materials.

PROXY STATEMENT SUMMARY

General Information

Meeting Date	Time	Location	Record Date
February 14, 2023	10:00 a.m., Eastern Time	Live webcast at www.virtualshareholdermeeting.com/JJSF2023	December 19, 2022

Voting Matters and Vote Recommendations

Proposal	Matter	Board Vote Recommendation
1	To elect Sidney R. Brown and Roy C. Jackson to serve as directors, each for a term ending at the 2028 Annual Meeting of Shareholders	“FOR” the election of each of the director nominees
2	Approval of the J & J Snack Foods Corp. 2022 Long-Term Incentive Plan	“FOR” the approval of the Plan
3	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023	“FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023
4	Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers	“FOR” the non-binding advisory resolution approving our executive compensation
5	Non-binding advisory vote on the frequency of the advisory vote on the compensation of our Named Executive Officers	“ONE YEAR” as the frequency of the advisory vote on executive compensation

Additional Information

Admission to the Annual Meeting	● Admission to the Annual Meeting is restricted to shareholders and/or their designated representatives.
Proxy Materials

●   On or about January 3, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to our shareholders of record as of December 19, 2022.

●   The proxy statement, the proxy or voting instruction card, and our 2022 Annual Report to Shareholders are available at www.proxyvote.com.

●   All shareholders may choose to access these materials electronically or may request printed or emailed copies at no charge.

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How to Vote

It is important that your shares be represented and voted.

●   Shareholders who received the Notice may vote their shares electronically at www.proxyvote.com, by telephone, or by mail after requesting a paper copy of the proxy materials. There is no charge for requesting a paper or email copy.

●   We have also mailed paper copies of the proxy materials, including the proxy card, to some of our beneficial shareholders. These shareholders may also view the proxy materials online at www.proxyvote.com. They may vote their shares by mail, telephone, or Internet. To vote by mail, these shareholders should simply complete, sign, and date the proxy card and return it in the envelope provided. To vote by telephone or Internet, 24 hours a day, 7 days a week, these shareholders should refer to the proxy card for voting instructions.

●   If you attend the Annual Meeting and want to vote at the Annual Meeting, you can withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, you will need a control number and legal proxy from the holder of record in order to vote your shares. Please see the procedures described under “How can I participate in the Annual Meeting” on page 3 of the proxy statement.

●   Please note the voting procedures described under “How do I Vote my shares?” on page 5 of the proxy statement.

Voting

●   Proposal 1 – you may vote “FOR” or “WITHHOLD”.

●   Proposal 2 – you may vote “FOR”, “AGAINST,” or “ABSTAIN” from voting.

●   Proposal 3 – you may vote “FOR”, “AGAINST,” or “ABSTAIN” from voting.

●   Proposal 4 – you may vote “FOR”, “AGAINST,” or “ABSTAIN” from voting.

●   Proposal 5 – you may vote “ONE YEAR”, “TWO YEAR,” “THREE YEAR” or “ABSTAIN” from voting.

If you elect to “ABSTAIN” from voting on Proposal 2, Proposal 3, Proposal 4 or Proposal 5, your abstention will have no effect. In addition, a failure to vote on Proposal 1 will have no effect, subject to the application of our Director Resignation Policy discussed below.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me these proxy materials?

As permitted by the U.S. Securities and Exchange Commission (“SEC”) rules, we are making the proxy materials available to our stockholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On or about January 3, 2023, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

We sent this proxy statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the virtual Annual Meeting. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting.

When is the Annual Meeting?

The Annual Meeting will be held on Tuesday, February 14, 2023, at 10:00 A.M., Eastern Time. The Annual Meeting will be held via a live webcast, and there will not be a physical meeting location.

How can I participate in the Annual Meeting?

You will be able to attend the Annual Meeting online and to vote your shares electronically on the virtual meeting platform by visiting www.virtualshareholdermeeting.com/JJSF2023 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the Annual Meeting on February 14, 2023. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the Annual Meeting login page. We will have technicians available to assist you.

What am I voting on?

At the Annual Meeting, you will be voting:
●	To elect Sidney R. Brown and Roy C. Jackson to serve as directors, each for a term ending at the 2028 Annual Meeting of Shareholders;
●	To approve the Company’s 2022 Long-Term Incentive Plan;
●	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023;
●	On an advisory vote on approval of executive compensation;
●	On an advisory vote concerning the frequency of future advisory votes regarding the approval of executive compensation; and
●	On any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the annual meeting.

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How do you recommend that I vote on these items?

The Board of Directors recommends that you vote:
●	FOR the election of each of Sidney R. Brown and Roy C. Jackson to serve as directors, each for a term ending at the 2028 Annual Meeting of Shareholders.
●	FOR approval of the Company’s 2022 Long-Term Incentive Plan.
●	FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023.
●	FOR the advisory vote approving executive compensation.
●	ONE YEAR on the advisory vote regarding the frequency of future advisory votes on executive compensation.

Who is entitled to vote?

You may vote if you owned our common share(s) as of the close of business on December 19, 2022, the record date for the annual meeting. On the record date, there were 19,229,330 shares of J & J common stock, no par value (“Common Stock”) outstanding. Holders of our Common Stock at the close of business on December 19, 2022 are generally entitled to one vote per share of Common Stock on each matter to be voted upon at the Annual Meeting.

Who pays expenses related to the proxy solicitation?

The expenses of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers or employees of the Company and its subsidiaries without additional compensation. The Company may engage the services of a proxy-soliciting firm. We are required to pay the reasonable expenses incurred by record holders of J & J Common Stock, who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of Common Stock they hold of record, upon request of such recordholders.

What constitutes a quorum?

The holders of a majority of the aggregate outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment of the Annual Meeting. Pursuant to the New Jersey Business Corporations Act (NJBCA), abstentions and broker non-votes (described below) will be counted for the purpose of determining whether a quorum is present.

What vote is required to approve each proposal?

Proposal 1:	Election of Directors

Pursuant to the NJBCA, the election of directors will be determined by a plurality vote and the two (2) nominees receiving the most “FOR” votes will be elected. If any nominee for director in an uncontested election receives a greater number of votes “withheld” than votes “for” such election, our Director Resignation Policy requires that such nominee must promptly tender his or her resignation to the Board following certification of the vote, which the Board shall accept or reject within 90 days of the shareholder vote.

Proposal 2:	Approval of the Company’s 2022 Long-Term Incentive Plan

The affirmative vote of a majority of the votes cast on the proposal is required to approve the Company’s 2022 Long-Term Incentive Plan.

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Proposal 3:	Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast on the proposal is required to ratify the selection of our independent registered public accounting firm.

Proposal 4:	Advisory Vote Approving Executive Compensation

The affirmative vote of a majority of the votes cast on the proposal is required approve, on an advisory basis, the executive compensation described in this proxy statement.

Proposal 5:	Advisory Vote Regarding the Frequency of Future Advisory Votes on Compensation

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our shareholders.

Approval of any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.

What is the effect of abstentions and broker non-votes?

Under the NJBCA, abstentions, or a withholding of authority, or broker non-votes, are not counted as votes cast and, therefore, will have no effect on any proposal at the Annual Meeting. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the applicable stock exchange or other organization of which they are members. Members of the New York Stock Exchange (“NYSE”) are permitted to vote their clients’ shares in their own discretion as to certain “routine” matters if the clients have not timely furnished voting instructions prior to the Annual Meeting. The election of directors, the approval of the Company’s 2022 Long-Term Incentive Plan, the advisory vote regarding executive compensation and the advisory vote regarding the frequency of future advisory votes on executive compensation are not considered routine matters and, consequently, without your voting instructions, your brokerage firm cannot vote your shares on these proposals. When a broker votes a client’s shares on some, but not all, of the proposals at a meeting, the omitted votes are referred to as “broker non-votes.”

How do I vote my shares?

Registered Shareholders can vote via the Internet during the Annual Meeting webcast or by proxy. There are three ways to vote by proxy:

●	By Telephone – You can vote by calling 1-800-690-6903;
●	By Internet – You can vote over the Internet at www.proxyvote.com and following the instructions on the proxy card; or
●	By Mail – You can vote by completing, dating, signing and returning the enclosed proxy card. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 P.M. Eastern Time on February 13, 2023.

If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you will receive a voting instruction form from your broker, bank or other holder of record. This form will explain which voting options are available to you. If you want to vote in person at the annual meeting, you must obtain an additional proxy card from your broker, bank or other holder of record authorizing you to vote. You must have this information available to access the meeting.

J & J encourages you to vote your shares for matters to be covered at the Annual Meeting.

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What if I do not specify how I want my shares voted?

If you submit a signed proxy card but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

●	“for” the election of each of Sidney R. Brown and Roy C. Jackson to serve as directors, each for a term ending at the 2028 Annual Meeting of Shareholders;
●	“for” approval of the J & J Snack Foods Corp. 2022 Long-Term Incentive Plan;
●	“for” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023;
●	“for” the advisory vote approving executive compensation; and
●	“One Year” on the advisory vote regarding the frequency of future advisory votes on executive compensation; and
●	with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Company.

Can I change my vote after submitting my proxy?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

●	submitting a later vote by telephone or the Internet;
●	submitting a later-dated proxy by mail; or
●	attending the Annual Meeting via the webcast and voting electronically on the virtual meeting platform. Your attendance alone will not revoke your proxy. You must also vote electronically at the Annual Meeting.

If you hold your shares in street name, you must contact your broker, bank or other nominee regarding how to change your vote.

Can shareholders speak or ask questions at the Annual Meeting?

Yes. We encourage shareholders to ask questions or to voice their views. We also wish to assure order and efficiency for all attending shareholders. Accordingly, the Chairman of the Annual Meeting will have sole authority to make any determinations on the conduct of the Annual Meeting, including time allotted for each shareholder inquiry or similar rules to maintain order. Such determination by the Chairman of the Annual Meeting will be final, conclusive and binding. Anyone who is disruptive or refuses to comply with such rules of order will be excused from the Annual Meeting.

Who will tabulate the votes?

Votes cast by proxy or in person will be counted by Broadridge Financial Solutions, Inc. who was appointed by us to act as election inspectors for the meeting.

Where do I find the voting results of the meeting?

We will announce the preliminary voting results at the meeting and provide the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

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Householding

We are permitted by the SEC to send a single copy of our Notice of Internet Availability and, if you requested printed versions by mail, the set of our proxy statement and annual report to stockholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our Notice of Internet Availability and, if you requested printed versions by mail, our annual report and proxy statement to you if you contact us at Attn: Michael A. Pollner, Corporate Secretary, J & J Snack Foods Corp., 350 Fellowship Road, Mount Laurel, NJ 08054; telephone us at (856) 665-9533; or email us at InvestorRelations@jjsnack.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address are receiving more than one copy of the proxy materials and would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

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CORPORATE SOCIAL RESPONSIBILITY

J & J Snack Foods Corp. and its subsidiaries believe that every great snack starts with great products. This means committing to the long-term health of people and the planet. J & J acknowledges that its activities have an impact on the environment both locally and globally. We recognize that the long-term success of our business is predicated on creating a cleaner and healthier environment, safeguarding and responsibly using natural resources, and reducing the impact of our operations while eliminating waste. We believe that a thoughtful approach to environmental, social and governance (ESG) matters is critical to our ongoing success and is the right thing to do.

J & J prioritizes the issues that fundamentally impact the company’s business and its stakeholders – focusing efforts and resources where they will have the greatest impact not just on our bottom line but on the communities we serve. During Fiscal Year 2022, J & J launched a series of initiatives designed to simultaneously drive growth, foster social prosperity, and encourage environmental stewardship. We recognize the importance of transparency as we commit to reducing energy usage and waste across all operations. To foster employee awareness and engagement, we established a sustainability advisory committee, charged with steering company efforts toward responsible environmental and social stewardship.

Thus far, we have installed flow regulators to reduce water usage at our facilities, converted fluorescent lighting to LEDs, adopted food scrap and oil reuse programs, and redesigned our packing materials to utilize less plastics. Looking beyond 2022, we are committed to driving environmental excellence in our operations by maintaining an effective environmental management system to measure, report, and audit our performance and establish a continuous improvement culture. This includes increasing communication and transparency with our consumers, so they have another reason to trust and enjoy our products.

Throughout our history, we have consistently demonstrated an outstanding enthusiasm of caring for each other, our customers, and the communities where we live and work. Over the past year, J & J renewed this long-standing commitment by: continuing our support of local outreach efforts like the ICEE Hope campaign, where we helped raise money to support the Leukemia and Lymphoma Society; “Clean the Creek” initiatives; back to school and holiday support drives, sponsoring employee safety and food safety initiatives; and organizing wellness seminars for our employees. Caring for our communities also means operating responsibly, ethically overseeing our supply chain and ensuring data security and customer and employee privacy. To that end, J & J has established a corporate governance structure and guidelines to strengthen accountability across our business operations, reflecting our values and enabling us to achieve success in the right way.

CORPORATE GOVERNANCE PRACTICES

Size of the Board of Directors	8
Number of Independent Directors	5
Audit, Compensation and Governance Committees Consist Entirely of Independent Directors	Yes
Annual Advisory Approval of Named Executive Officer Compensation	Yes
All Directors Attended at Least 75% of Meetings Held	Yes
Corporate Governance Guidelines	Yes
Stock Ownership Guidelines for Directors	Yes
Clawback Policy	Yes
Stockholder Rights Plan (Poison Pill)	No

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight (8) members: Our chairman, Gerald B. Shreiber, whose term expires at our 2025 Annual Meeting; Sidney R. Brown and Roy C. Jackson, whose terms expire at our 2023 Annual Meeting; Mary Meder and Vincent Melchiorre, whose terms expire at our 2024 Annual Meeting; Peter Stanley, whose term expires at our 2026 Annual Meeting; and Marjorie S. Roshkoff and Dan Fachner, whose terms expire at our 2027 Annual Meeting.

In December 2022, our Board of Directors voted to nominate Sidney R. Brown and Roy C. Jackson for re-election to the Board of Directors for a term ending at the 2028 Annual Meeting of Shareholders. If either Mr. Brown or Mr. Jackson becomes unable or will not serve, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors of J & J expects the nominees to be willing and able to serve.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Biographical Information about the Nominees and Directors

Set forth below are the names of the persons nominated as a director and directors whose terms do not expire this year, their ages as of December 15, 2022, their offices within the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, the names of other public companies in which such persons hold directorships or held directorships within the past five years, and the particular experience, qualifications attributes or skills that led the Board to determine that the individual should serve as director.

Name	Age	Position	Year of Expiration of Term
Gerald B. Shreiber	81	Chairman of the Board	2025
Sidney R. Brown	65	Director	2023
Dan Fachner	62	Director, President and CEO, J & J Snack Foods Corp.	2027
Roy C. Jackson	62	Director	2023
Mary Meder	60	Director	2024
Vincent Melchiorre	62	Director	2024
Marjorie S. Roshkoff	54	Director	2027
Peter Stanley	80	Director	2026

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Gerald B. Shreiber Director since 1971 Age 81 Board Chairperson Committees: None

Professional Experience: Mr. Shreiber is the founder of the Company and serves as the Chairman of the Board. Mr. Shreiber previously served as the Company’s Chief Executive Officer from its inception in 1971 until 2021. Mr. Shreiber is the father of Marjorie S. Roshkoff, who also is on the Board.

Director Skills and Qualifications:

●    Industry Experience

●    Company History

●    Management Experience

Sidney R. Brown Director since 2003 Age 65 Committees: Compensation (Chair), Nominating

Professional Experience: Mr. Brown is the Chief Executive Officer of NFI Industries, Inc., a global integrated supply chain solutions provider. Mr. Brown is also on the Board of FS Investments Energy and Power Fund, a specialty finance company that invests primarily in income-oriented securities of private energy-related companies. In addition, he is a member of the Board of Trustees of Cooper Health Systems, a non-profit provider of health services in Southern New Jersey. Mr. Brown has management experience in running a large company and experience in executing strategic acquisitions. He has broad and vast experience in freight transportation and supply chain solutions. He also has a strong background in sales, marketing and finance. He became a director of the Company in 2003.

Director Skills and Qualifications:

●    Management Experience

●    Finance

●    Mergers and Acquisitions

●    Transportation/Logistics

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Roy C. Jackson Director since May 2022 Age 62 Committees: Audit, Compensation

Professional Experience: Roy C. Jackson has spent nearly 25 years in the Foodservice Industry. He has held senior level positions with PepsiCo, YUM! Brands and The Coca-Cola Company, where he retired in 2018 as Senior Vice President, Business Development & Industry Affairs. Mr. Jackson most recently held the position of Executive Vice President, Development & Industry Relations at the National Restaurant Association, of which the Company is an active member. Mr. Jackson’s experience has encompassed areas of increasing responsibility in sales, general management and restaurant operations. He currently serves as a board member of CustomerX.i Inc. and has held previous board roles with the Multi-Cultural Foodservice Hospitality Alliance, International Franchise Association and The National Restaurant Educational Foundation. Mr. Jackson received the Chairman’s Award of the National Restaurant Association in 2017 and the Partnership Award for the Women’s Foodservice Forum in 2017.

Director Skills and Qualifications:

●    Industry Experience

●    Sales and Marketing

●    Management Experience

Dan Fachner Director since May 2022 Age 62 Committees: None

Professional Experience: Dan Fachner has been President and Chief Executive Officer of J & J Snack Foods Corp. since May 2021 and became a member of its Board of Directors in May 2022.  Mr. Fachner began his career with the ICEE Company more than forty years ago and has held several roles with increasing responsibilities during that time, including President and CEO.  During his tenure at The ICEE Company, he supported the organization’s growth in the United States, Mexico, Canada, Asia, Europe, Australia, Central America and the Middle East.  Mr. Fachner is currently a member of the Board of Directors of Consumer Brands Association and In His Grip Golf.  Mr. Fachner has also previously served on the Boards of Azusa Pacific University and Los Angeles Pacific University.

Director Skills and Qualifications

●    CEO Experience

●    Industry Experience

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Mary Meder Director since September 2022 Age 60 Committees: Nominating

Professional Experience: Mary Meder currently serves as President at Harmelin Media, a national independently-owned strategic media and marketing agency located in Bala Cynwyd, PA. During her tenure as President, she has led agency growth from 85 employees to over 300, with annual billings approaching one billion dollars. Ms. Meder led the agency’s transformation, launching new services and platforms including digital media, performance marketing, influencer marketing, ecommerce, sports marketing, analytics and business intelligence. She brings over 35 years of business and advertising experience with her, with significant board experience through her long-term involvement with nonprofit organizations including Special Olympics of Pennsylvania (SOPA), Philadelphia Ad Club, and Penn State’s School of Communications. In 2011, Meder received the Special Olympics Pennsylvania Hall of Fame Al Senavitis Lifetime Achievement Award; she was honored in 2012 by the Cradle of Liberty Council – BSA – Good Scout Award; and she was recognized in 2014 by the Epilepsy Foundation and as a Mover & Shaker for the Philly Ad Club.

Director Skills and Qualifications:

●    Sales and Marketing

●    Digital Media

●    Management Experience

Vincent Melchiorre Director since 2013 Age 62 Committees: Audit, Nominating (Chair)

Professional Experience: Mr. Melchiorre has approximately 40 years experience in the food industry. Mr. Melchiorre was Senior Vice President of Bimbo Bakeries USA, a position he held from September 2010 until his retirement in December 2022. From June 2007 to August 2010, Mr. Melchiorre was employed by J & J Snack Foods Corp. as Senior Vice President – Food Group. From May 2006 to June 2007, he was Senior Vice President, Bread and Roll business, George Weston Foods. From January 2003 to April 2006, he was Senior Vice President, Sales and Marketing at Tasty Baking Company and from June 1982 to December 2002 he was employed by Campbell Soup Company in various capacities, most recently as Vice President of Marketing of Pepperidge Farm. These experiences provide Mr. Melchiorre with an extensive knowledge of the food business including relevant experience in the fresh, frozen and shelf stable segments. In addition, he has had leadership roles in finance, information technology, operations, sales and marketing.

Director Skills and Qualifications:

●    Industry Experience

●    Sales and Marketing

●    Management Experience

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Marjorie S. Roshkoff Director since 2020 Age 54 Committees: None

Professional Experience: Ms. Roshkoff served as Vice President and General Counsel of J & J from 2019 until 2022. Prior to the General Counsel role, Ms. Roshkoff was a Vice President and in-house counsel for the Company and also managed the Human Resources function. Ms. Roshkoff has more than 20 years of legal experience and extensive knowledge of the Company’s history, organization and culture. She also adds the perspective of a long-term highly committed director and shareholder. Ms. Roshkoff is a daughter of Gerald B. Shreiber, the founder of the Company and current Chairman of the Board.

Director Skills and Qualifications:

●    Legal and Regulatory Experience

●    Industry Experience

●    Company Culture and History

Peter Stanley Director since 1983 Age 80 Committees: Audit (Chair), Compensation

Professional Experience: Since November 1999, Mr. Stanley has been the Chairman of the Board of Emerging Growth Equities, Ltd., an investment banking firm. Mr. Stanley brings to the Board experience as a commercial and investment banker, with knowledge of strategic acquisitions and corporate finance. He provides the Board with strong financial skills and chairs our Audit Committee. Mr. Stanley has developed a thorough understanding of the Company’s industry and history on account of his long service on our Board.

Director Skills and Qualifications:

●    Finance

●    Mergers and Acquisitions

●    Company History

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CORPORATE GOVERNANCE

Code of Ethics

J & J is incorporated under the laws of the State of New Jersey. In accordance with New Jersey law and J & J’s Bylaws, the Board of Directors has responsibility for overseeing the conduct of J & J’s business. J & J has established a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for Chief Executive and Senior Financial Officers. Copies of these codes are available on the Company’s website at www.jjsnack.com.

Director Independence

The rules of NASDAQ require that a majority of the Company’s Board of Directors and the members of the Audit Committee, Compensation Committee and the Nominating/ Governance Committee meet its independence criteria. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. The Board considers all relevant facts and circumstances of which it is aware in making an independence determination.

Based on the NASDAQ guidelines, the Board of Directors has determined that each of the following directors is independent: Sidney R. Brown, Roy C. Jackson, Mary Meder, Vincent Melchiorre and Peter G. Stanley. Messrs. Jackson, Melchiorre and Stanley and Ms. Meder do not have a business, financial, family or other type of relationship with J & J. With respect to Mr. Brown, his company, NFI Industries, provided transportation and supply chain solutions services to the Company totaling $274,980 in fiscal year 2020, $633,056 in fiscal year 2021 and $662,565 in fiscal year 2022. The Board of Directors determined that Mr. Brown is independent irrespective of the services provided due to the relative levels of revenue of J & J and NFI Industries.

Certificate of Incorporation – Voting Provisions

As described in our Annual Report on Form 10-K, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) includes certain provisions relating to shareholder and director voting. Under the Charter, no shareholder may vote more than ten percent (10%) of the Company’s voting securities (the “Voting Threshold”), including the Company’s common stock, without approval from our Board of Directors, excluding those shareholders (such as
Mr. Shreiber) who held shares of common stock in excess of the Voting Threshold as of the date of the Charter’s adoption in 1990. The Charter grants the Company the right to repurchase shares held in excess of the Voting Threshold upon a duly adopted resolution of the Board of Directors.

Generally, each director of the Company’s Board of Directors is entitled to one vote on all matters upon which the Board of Directors is entitled to vote, except that Mr. Shreiber is granted certain special voting rights with respect to any matters to be voted upon by the Board of Directors. As a result, as of the date of this Proxy Statement, Mr. Shreiber is entitled to cast six (6) votes on all matters upon which the Board of Directors is entitled to vote. Further, in the event of a “hostile change of Board control,” which would occur only when one-half or more of the total number of directors serving on the Board of Directors have not been nominated by the Board of Directors or by a duly-authorized committee of the Board of Directors, our Charter grants “Experienced Directors,” defined as those Directors with more than five years of experience of serving as Directors of the Company, certain expanded voting rights that could delay, deter or prevent an acquisition of the Company.

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Board Diversity

We provide the following information about our directors for purposes of our compliance with NASDAQ rules. We ask our directors and director nominees to indicate their self-identification with respect to race/ethnicity, gender, gender identity, and sexual orientation, subject to applicable laws. Our Corporate Governance Guidelines place great emphasis on diversity and require that our Nominating and Corporate Governance Committee and full Board consider diversity as a factor in the recruitment and nomination of new directors.

Board Diversity Matrix (as of December 15, 2022)

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I - Gender Diversity
Directors	2	6	—	—

Part II - Demographics Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Middle Eastern	—	—	—	—
Native Hawaiian or Pacific Island	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	—	—	—	—

Board Meetings

During the fiscal year, the Board of Directors held four (4) regularly scheduled meetings. Each Director attended at least 75% of the total meetings of the Board of Directors and the Committees on which he or she served.

Annual Meeting Attendance

It has been longstanding practice of the Company for all Directors to attend the Annual Meeting of Shareholders. All Directors then serving virtually attended the Annual Meeting held in February 2022.

Executive Sessions of Independent Directors

The Independent Directors meet in executive sessions without management present before or after regularly scheduled Board meetings.

Director Stock Ownership Guidelines

The Board has established stock ownership guidelines for the non-employee directors. Within three years of election as a director, the director must attain and hold 1,500 shares of J & J Common Stock. All current non-employee directors meet this guideline except for Mr. Jackson and Ms. Meder, who were appointed to Director in May 2022 and September 2022, respectively.

Board Leadership

The Board of Directors has reviewed and discussed the leadership structure at the Company and during fiscal 2021 determined that it would be in the best interests of the Company for the Board of Directors to separate the roles of

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Chairman of the Board and President and Chief Executive Officer. As of the date of this proxy statement, the offices of Chairman and President and Chief Executive Officer are held by two separate individuals. Mr. Shreiber, the founder of the Company, serves as Chairman, and Mr. Fachner serves as the President and Chief Executive Officer of the Company.

Board Committees

In order to fulfill its responsibilities, the Board has delegated certain authority to its Committees. There are three standing committees: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. Each Committee has its own Charter which is reviewed annually by each Committee to assure ongoing compliance with applicable law and sound governance practices. Committee charters may be found on our website at www.jjsnack.com under the “Investors” tab and then under “Corporate Governance”. Paper copies are available at no cost by written request to Michael A. Pollner, Corporate Secretary, J & J Snack Foods Corp., 350 Fellowship Road, Mount Laurel, NJ 08054.

Name	Audit Committee	Compensation Committee	Nominating Committee
Gerald B. Shreiber
Sidney R. Brown		Chair	X
Dan Fachner
Roy C. Jackson	X	X
Mary Meder			X
Vincent Melchiorre	X		Chair
Marjorie S. Roshkoff
Peter G. Stanley	Chair	X

The Audit Committee

The Audit Committee is comprised of directors Mr. Stanley (Chairman), Mr. Jackson and Mr. Melchiorre, each of whom qualifies as an independent director and meets the other requirements to serve on the Audit Committee under rules of the NASDAQ Stock Market. The principal functions of the Audit Committee include, but are not limited to:

●	The oversight of the accounting and financial reporting processes of the Company and its internal control over financial reporting.
●	The oversight of the quality and integrity of the Company’s financial statements and the independent audit thereof.
●	Discussion of the audited financials with the Company’s management.
●	Recommend to the Company’s Board, as appropriate, that the Company’s audited financial statement be included in the Company’s annual report on Form 10-K.
●	The approval, prior to the engagement, of the Company’s independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Company’s independent auditors.

The Audit Committee currently does not have an Audit Committee Financial Expert, as such term is defined in Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee believes that the background and experience of its members allow them to perform their duties as members of the Audit Committee. This background and experience include a former banker and retired investment banker who regularly reviews financial statements of companies, a retired executive with substantial financial experience with sophisticated, global business operations, and a businessman who has had substantial financial oversight responsibilities with food companies.

The Audit Committee held seven (7) meetings during the 2022 fiscal year.

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The Compensation Committee

The Compensation Committee is comprised of directors Mr. Brown (Chairman), Mr. Jackson and Mr. Stanley, each of whom qualifies as an independent director under the rules of the NASDAQ Stock Market, and as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee has responsibility for the following:

●	Annually review and determine the compensation of the Chief Executive Officer and other officers.
●	Review and approve compensation paid to family members of officers and directors.
●	Approve the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with officers.
●	Approve cash incentives and deferred compensation plans for officers (including any modification to such plans) and oversee the performance objectives and funding for executive incentive plans.
●	Approve compensation programs and grants involving the use of the Company’s stock and other equity securities.
●	Prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for each annual meeting of shareholders in accordance with applicable rules and regulations.
●	Have direct responsibility for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisor retained by the Compensation Committee.
●	Review the Committee’s performance annually.
●	Review and reassess the adequacy of the Committee’s Charter annually and recommend to the Board any appropriate changes.
●	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.
The Compensation Committee held three (3) meetings during the fiscal 2022 year.

The Nominating Committee

The Nominating and Corporate Governance Committee is comprised of directors Mr. Melchiorre (Chairman), Mr. Brown and Ms. Meder, each of whom qualifies as an independent director under rules of the NASDAQ Stock Market. This Committee’s primary responsibilities are to:

●	Make recommendations to the Board regarding composition of the Board and committees of the Board.
●	Identify individuals qualified to become Board members and recommend to the Board qualified individuals to be nominated for election or appointment to the Board.
●	Conduct background and qualifications checks of persons it wishes to recommend to the Board as candidates or to fill vacancies.
●	Recommend to the Board the slate of nominees of directors to be proposed for election by the shareholders and individuals to be considered by the Board to fill vacancies.
●	Establish policies regarding the consideration of director candidates recommended by security holders.
●	Develop a succession plan for the Company’s Chief Executive Officer.
●	Develop corporate governance guidelines applicable to the Company.

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The Nominating and Corporate Governance Committee will consider nominees for directors recommended by shareholders. Any shareholder may recommend a prospective nominee for such Committee’s consideration by submitting in writing to Michael A. Pollner, Corporate Secretary, J & J Snack Foods Corp., 350 Fellowship Road, Mount Laurel, NJ 08054, the prospective nominee’s name and qualifications.

The Nominating and Corporate Governance Committee held three (3) meetings during the fiscal 2022 year.

Shareholder Proposals and Nominations

Any shareholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s Annual Meeting of Shareholders in 2024 must notify the Company’s Secretary (Michael A. Pollner, Corporate Secretary, J & J Snack Foods Corp., 350 Fellowship Road, Mount Laurel, NJ 08054), no earlier than August 29, 2023 and no later than September 28, 2023 (unless the date of the 2024 annual meeting is more than 30 days before or more than 60 days after February 14, 2024, in which case the notice of proposal must be received (a) not more than 90 days prior to the annual anniversary of the date on which the Company first mailed proxy materials for the 2023 annual meeting to shareholders, and (b) not earlier than the later of (i) 60 days prior to the annual anniversary of the date on which the Company first mailed proxy materials for the 2023 annual meeting to shareholders, and (ii) the 10th day following the date on which the Company first publicly announces the date of the 2024 annual meeting). The notice of a proposal or nomination must also include certain information about the proposal or nominee and about the shareholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 16, 2023.

To be considered for inclusion in the proxy statement for the 2024 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act, proposals must be received no later than September 5, 2023 and otherwise comply with the proxy rules. Proposals or nominations not meeting these requirements will not be presented at the annual meeting.

For more information regarding shareholder proposals or nominations, you may request a copy of the Bylaws from Michael A. Pollner, Corporate Secretary, J & J Snack Foods Corp., 350 Fellowship Road, Mount Laurel, NJ 08054.

Communication with The Board

Shareholders, employees and others may contact any of the Company’s Directors by writing to them c/o J & J Snack Foods Corp., 350 Fellowship Road, Mount Laurel, NJ 08054, Attention: Corporate Secretary.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations received by it from such directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent (10%) beneficial owners were complied with during fiscal 2022, except that a Form 4 was not filed within two days of the partial vesting in October 2022 of a restricted share award originally granted to Ken Plunk in October 2020 and that Form 4 filings were not made on a timely basis following 2021 long-term equity grants to our executive officers in November 2021.

The Role of the Board in Risk Oversight

The Board of Directors is responsible for oversight of the Company’s risk management process. The Board delegates to the Compensation Committee responsibility for oversight of management’s compensation risk assessment. The Board delegates other risk management oversight matters, including cyber security risks, to the Audit Committee. Our Audit Committee periodically discusses and evaluates risk with members of management, our independent auditors and our internal audit group. Both the Compensation Committee and Audit Committee report to the full Board where appropriate.

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Risk Assessment – Incentive Compensation Programs

Our Compensation Committee conducted a risk assessment of our compensation programs and practices. This process included a review of our incentive compensation plans. Based on this process, our Compensation Committee concluded that our compensation programs and practices are appropriately structured and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Policy on Claw Backs

The Company has a policy on the recovery of compensation under certain circumstances, which we refer to as “Claw Backs.” Under this policy a Claw Back review may be initiated as a result of any suspected non-compliance, which includes, but is not limited to:

●	fraud, money laundering, bribery, corruption or other form of misconduct;
●	any restatement of financial reports as a result of any misconduct;
●	any act causing reputational harm to the Company or its business activities;
●	any other grossly negligent acts or omissions of executives, including a failure to supervise in appropriate circumstances;
●	failure to identify, raise or assess in a timely manner any risks or concerns material to the Company, its business activities or its reputation; and
●	any other violation of the Company’s General Code of Ethics.

Policy Against Hedging

The Board of Directors also unanimously adopted an Anti-Hedging Policy in 2020. Under this policy Executive Officers and Directors of the Company and its subsidiaries shall not, unless previously approved by the Nominating and Governance Committee of the Board, directly or indirectly:

●	Purchase any financial instrument, or enter into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds); or
●	Hypothecate, or otherwise encumber shares of Company stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

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Director Compensation

Our Board of Directors has adopted the J & J Snack Goods Corp. Non-Employee Director Compensation Plan. Under this Plan, each Non-Employee Director then serving shall receive an annual fee of $150,000 payable within ten days of the Company’s annual meeting. In addition, the Chairman of the Audit Committee receives an additional annual fee of $10,000. In the event a Non-Employee Director serves for less than an entire year, the yearly portion of the annual fee payable for such year shall be prorated based on the number of days in the year for which the Director served. Under the Plan our Non-Employee Directors may elect to receive all or a portion of their annual fee in the form of shares of the Company’s common stock. The number of shares issuable pursuant to an election is equal to the value of the fee forgone divided by the fair market value of the Company’s common stock on the payment date. For 2022 all of our directors elected to receive their annual fee in the form of a cash payment.

2022 Director Compensation Table

The following table shows the director compensation paid for service on the Board during the fiscal year ending on September 24, 2022. Our Chairman, Mr. Shreiber, does not participate in the Non-Employee Director Compensation Plan nor does Mr. Fachner, our President and CEO. Mr. Fachner’s compensation is described in the “2022 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)		All Other Compensation		Total ($)
Gerald B. Shreiber	—		13,616	(1)	13,616
Sidney R. Brown	150,000		—		150,000
Roy C. Jackson	92,307	(2)	—		92,307
Mary Meder	50,000	(2)	—		50,000
Vincent Melchiorre	150,000		—		150,000
Marjorie S. Roshkoff	112,000	(2)	24,167	(3)	136,167
Peter G. Stanley	160,000		—		160,000

(1)	Includes the value of certain health and welfare benefits provided to the Director.
(2)	Represents a pro-rata portion of the annual fee under the Non-Employee Director Compensation Plan paid to Ms. Roshkoff following the end of her employment by the Company as General Counsel and, in the case of Mr. Jackson and Ms. Meder, following their election to the Board in May 2022 and September 2022, respectively.
(3)	Includes COBRA premiums payable by the Company on Ms. Roshkoff’s behalf following her separation from the Company as General Counsel.

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REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements.

The Company’s management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process and internal controls for compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in its report on those financial statements.

The Audit Committee is responsible for monitoring and reviewing these processes, as well as the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee does not conduct auditing or accounting reviews or procedures. The Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and in conformity with generally accepted accounting procedures in the U.S. and on the registered public accounting firm representations included in its report on the Company’s financial statements. The Company’s independent registered public accounting firm also audited and discussed with the Audit Committee the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for fiscal year 2022. The Audit Committee discussed with the Company’s registered public accounting firm, Grant Thornton, matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with Grant Thornton its independence from the Company and considered whether the providing of non-audit services to the Company by Grant Thornton is compatible with maintaining Grant Thornton’s independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2022.

Audit Committee of the Board of Directors:

Peter G. Stanley, Chairman
Roy C. Jackson
Vincent Melchiorre

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PROPOSAL 2
APPROVAL OF THE
J & J SNACK FOODS CORP.
2022 LONG-TERM INCENTIVE PLAN

We are asking for our shareholders to approve the J & J Snack Foods Corp. 2022 Long-Term Incentive Plan (the “2022 Plan”). The Board approved the 2022 Plan on November 9, 2022, subject to approval by our shareholders. The 2022 Plan is set forth in Exhibit A to this proxy statement and is incorporated by reference herein.

Overview of the Plan

The Board recommends that shareholders approve the 2022 Plan in order to attract, retain and compensate our employees, consultants and directors and align the interests of our shareholders with management.

The Company currently maintains the J & J Snack Foods Corp. Amended and Restated Stock Incentive Plan (the “Prior Plan”). As of December 24, 2022, the Prior Plan had approximately 46,363 shares available for issuance. In order to continue to provide a means to offer equity based incentive compensation to the Company’s employees, consultants and directors, the Board and Compensation Committee have determined it is in the best interests of the Company and its shareholders to adopt the 2022 Plan. If the 2022 Plan is approved by our shareholders, the 2022 Plan will replace the Prior Plan and no further grants will be made under the Prior Plan. Any awards previously granted under the Prior Plan will remain subject to the terms of the Prior Plan.

If our shareholders approve this Proposal 2, the 2022 Plan will become effective immediately. If the 2022 Plan is not approved by our shareholders, the Prior Plan will remain in place and we could continue to grant awards under the Prior Plan. However, if the 2022 Plan is not approved by our shareholders, we will not have a sufficient number of shares available for grant to our employees, consultants and directors to continue to provide meaningful equity-based incentive compensation going forward. Accordingly, the Board recommends the approval of the 2022 Plan.

The 2022 Plan Includes Features Designed to Protect Shareholder Interests

The 2022 Plan includes a number of provisions that we believe promote good compensation and governance practices. These provisions include, but are not limited to, the following:

●	No Liberal Share Recycling Provisions. Subject to customary exceptions, shares underlying the 2022 Plan will count against the 2022 Plan share reserve unless the award is forfeited, canceled or expires. The following shares may not again be made available for issuance as awards under the Plan: (a) shares covered by an award that are surrendered or withheld in payment of the award’s exercise or purchase price (including pursuant to the “net exercise” of an option), or in satisfaction of tax withholding obligations with respect to an award, and (b) shares of common stock repurchased on the open market with the proceeds of any option exercise price. Additionally, if a stock appreciation right (“SAR”) is exercised and shares are issued, the full number of shares underlying the SAR would count against the share reserve, not just the net number of shares issued upon exercise.
●	No Repricing of Options or SARs. The 2022 Plan does not permit repricing of options or SARs without prior shareholder approval.
●	Clawback Policies. To the extent allowed under applicable law, all awards under the 2022 Plan, and any related payments made thereunder, will generally be subject to the requirements of any applicable clawback, repayment or recapture policy implemented by the Company.
●	No Automatic Grants. The 2022 Plan does not provide for automatic grants to any participant.
●	No Dividend or Dividend Equivalents on Options or SARs. The 2022 Plan prohibits paying dividends or dividend equivalents on options and SARs. Dividends for restricted stock and dividend equivalents for awards other than options, SARs and restricted stock may be provided under the 2022 Plan, but any such dividends or dividend equivalents are subject to forfeiture and will only be paid out to the same extent as the underlying award vests or is otherwise earned.
●	No Tax Gross-Ups. The 2022 Plan does not provide for any tax gross-ups.

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●	No “liberal change in control” definition. A change in control transaction must actually be consummated in order for the change in control provisions in the 2022 Plan to be triggered.
●	Option Exercise Price and SAR base price. Options and SARs may not be granted with an exercise price or base price below the fair market value of a share on the grant date.

Determination of the Number of Shares Reserved for Issuance under the 2022 Plan

The maximum number of shares that may be issued pursuant to all awards (including incentive stock options) is 400,000 shares, less the total number of shares covered by any awards granted under the Prior Plan after December 24, 2022. Additionally, each award granted under the Prior Plan that is outstanding as of the date the 2022 Plan is approved by the Company’s shareholders will be treated as an award for purposes of the 2022 Plan, such that shares covered by such award (or a portion of such award) will be added to the 2022 Plan’s authorized share limit if the award (or a portion of such award) is forfeited, canceled or expires (whether voluntarily or involuntarily) without the issuance of shares.

Shares issued in settlement or assumption of, or in substitution for, outstanding awards in connection with the Company acquiring another entity, an interest in another entity or similar, whether by merger, stock purchase, asset purchase or other form of transaction, will not count against the 2022 Plan share reserve. Additionally, available shares under a shareholder approved plan of an acquired company may be used for issuance of awards under the 2022 Plan without reducing the 2022 Plan share reserve, subject to applicable restrictions under the rules of the stock exchange on which the Company’s shares are listed.

Although our future share usage and needs cannot be predicted with certainty, the Board anticipates that the proposed share reserve will provide us with sufficient shares for our equity compensation program for the next 3 to 4 years. Upon shareholder approval of the 2022 Plan, the dilution attributable to our equity incentive plans and awards would be approximately 5.77%, which is calculated based on 20,406,693 fully diluted shares outstanding as of December 15, 2022, which includes 19,229,330 shares of common stock outstanding, 400,000 shares that would be available for issuance under the 2022 Plan, 46,363 remaining shares available under our existing plans, and 731,000 shares of outstanding restricted stock units and option awards.

As of December 24, 2022, the weighted-average remaining term of our 656,882 outstanding options is 3.1 years and the weighted-average exercise price of the options is $142.02. The closing price of our common stock on December 23, 2022, was $153.40 per share.

Our three-year average historical burn rate has been approximately 0.79%.

The Board believes that the share authorization request under the 2022 Plan is reasonable and customary within our industry.

Summary of Material Terms of the 2022 Plan

The following discussion summarizes the material terms of the 2022 Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2022 Plan, a copy of which is attached hereto as Exhibit A.

Purpose

The purpose of the 2022 Plan is to attract and retain the best available personnel, to provide additional incentives to employees, consultants and directors and to promote the success of the Company.

Administration

Unless otherwise determined by the Board, the 2022 Plan would be administered by our Compensation Committee or any other committee composed of members of the Board that is appointed by the Board or the Compensation Committee in accordance with applicable law (collectively, the “Plan Administrator”), provided that the Compensation Committee may also authorize one or more officers or employees of the Company to administer the Plan with respect to awards granted to employees or consultants who are neither directors nor officers, to the extent permitted by applicable law. Any decision or interpretation made, or action taken by the Plan Administrator in connection with the administration of the 2022 Plan shall be final, conclusive and binding on all participants.

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Participants

Any person who is an employee, consultant or director of the Company or any related entity would be eligible to receive an award under the 2022 Plan. For purposes of the 2022 Plan the term “related entity” includes (a) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof, (b) any “parent corporation” of the Company as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”) or (c) any other entity controlling, controlled by or under common control with the Company.

As of December 24, 2022 there were approximately 5,000 employees and eight directors of the Company and our related entities who would potentially be eligible to participate in the 2022 Plan.

Shares Subject to the 2022 Plan

The maximum number of shares that may be issued pursuant to all awards (including incentive stock options) is 400,000 shares, less the total number of shares covered by any awards granted under the Prior Plan after December 24, 2022. Additionally, each award granted under the Prior Plan that is outstanding as of the date the 2022 Plan is approved by the Company’s shareholders will be treated as an award for purposes of the 2022 Plan, such that shares covered by such award (or a portion of such award) will be added to the 2022 Plan’s authorized share limit if the award (or a portion of such award) is forfeited, canceled or expires (whether voluntarily or involuntarily) without the issuance of shares. The shares available for issuance under the 2022 Plan may be shares that are authorized but unissued shares or issued shares that were reacquired by us.

Share Counting

Any unissued shares subject to an award that lapse or are canceled, terminated, expired or forfeited and any unvested shares subject to an award that are forfeited will be available to be granted again under the 2022 Plan. The full number of shares subject to an award will count against the share reserve, even if the exercise price of an option is satisfied through net-settlement or by delivering shares to the Company, and if a SAR is exercised and shares are issued, the full number of shares underlying the SAR would count against the share reserve, not just the net number of shares issued upon exercise. In addition, shares withheld from an award to satisfy withholding tax, shares delivered by a participant to satisfy withholding tax and any shares purchased in the open market with proceeds from the exercise of stock options will not be available for subsequent awards.

Shares issued in settlement or assumption of, or in substitution for, outstanding awards in connection with the Company acquiring another entity, an interest in another entity or similar whether by merger, stock purchase, asset purchase or other form of transaction will not count against the 2022 Plan share reserve. Additionally, available shares under a shareholder approved plan of an acquired company may be used for issuance of awards under the 2022 Plan without reducing the 2022 Plan share reserve, except as required by the rules of any applicable stock exchange.

The share reserve may be subject to proportionate adjustments in connection with (a) any changes in our capitalization (b) certain other non-reciprocal transactions, or (c) any other transaction with respect to the shares, including, but not limited to, a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation, a “corporate transaction” as defined in Section 424 of the Code or any similar transaction. Generally, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect the number or price of shares subject to an award.

Restricted Stock and Restricted Stock Units

Restricted stock awards are grants of a specified number of shares of common stock that are subject to certain forfeiture conditions and restrictions that limit the participant’s ability to transfer the stock until the specific conditions are met. Restricted stock awards may be subject to any conditions (including continued employment or performance conditions) that the Plan Administrator deems appropriate. Restricted Stock Unit (“RSU”) awards under the 2022 Plan may be settled in either cash or stock, in the Plan Administrator’s discretion. With respect to RSUs, until shares are released to the participant and the participant becomes the holder of record, the participant has none of the rights of a shareholder.

Participants are not entitled to receive dividends with respect to restricted stock awards or dividend equivalents with respect to shares underlying RSUs unless and until the award upon which the dividend or dividend equivalent is based vests.

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Option Awards and Stock Appreciation Rights

The Plan Administrator is authorized to grant stock options and SARs under the 2022 Plan. A stock option entitles the participant to purchase shares of stock in the future at a specified price. Options can be granted as incentive stock options or non-qualified stock options, but incentive stock options can only be granted to participants who are employees. A SAR gives the participant the right to share in the appreciation in value of one share of common stock either by receiving shares, cash or a combination thereof.

The per share exercise price of an option and the base amount of a SAR shall be no less than the fair market value on the grant date of such option or SAR. The aggregate fair market value of the stock with respect to incentive stock options that become exercisable for the first time by a participant during any calendar year may not exceed $100,000 or such other amount as may be permitted under the Code.

The Plan Administrator will determine the terms and conditions of the exercise of options and SARs, but no option or SAR can be exercised more than 10 years after the award date (or 5 years for any incentive stock option awarded to a participant who holds more than 10% of the total combined voting power of all classes of stock of the Company). In addition, no dividends or dividend equivalents can be granted to options or SARs.

Performance Awards and Performance Goals

The 2022 Plan allows for vesting, payment, settlement and other entitlements with respect to awards to be subject to items or events that contain vesting or other terms that relate to performance-based conditions. Such performance-based conditions may be based on (by way of example and not as an exhaustive list): cash flow, earnings measures (including earnings per share and earnings before interest, taxes and/or amortization and/or depreciation), stock price, return on equity, total shareholder return, return on capital, return on assets or net assets, revenue (including revenue from direct labor, subcontractors or any other category), income or net income, operating income or net operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, market share, contract win, renewal or extension, days sales outstanding, contract bookings, cost control, cash management, debt reduction, customer satisfaction, delivery schedule, cycle-time improvement, productivity, quality, workforce diversity, comparisons to budget items, implementation or completion of specified projects or processes, employee turnover, forecast accuracy of any performance criteria, staff hiring, and/or completion of mergers or acquisitions.

With respect to performance goals, the Plan Administrator may adjust performance criteria for any unusual or unanticipated occurrences or events, including: asset write-downs, litigation, claims, judgments, settlements, currency fluctuations and other non-cash charges, changes in applicable law, rule or regulation or accounting principles, accruals for reorganization and restructuring programs, costs incurred in the pursuit of acquisition opportunities, strikes, delays or similar disruptions, macroeconomic conditions, terrorism and other international hostilities, significant regional weather events asset write-downs, litigation or claim judgments or settlements, or any other significant unusual or infrequently occurring items or events.

Clawback

Generally, all awards, and any related payments made under the 2022 Plan will be subject to the requirements of any applicable clawback, repayment or recapture policy implemented by the Company, to the extent set forth in such policy and/or in an award agreement or other agreement with the participant.

Amendment and Termination

Our Board would be permitted to amend, suspend or terminate the 2022 Plan at any time. However, no amendment can be made without the approval of our shareholders to the extent such approval is required by applicable law. The Board shall not amend, suspend or terminate the 2022 Plan or any award in a manner that would materially adversely affect the participant’s rights under such award without the participant’s written consent.

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No Repricings without Shareholder Approval

Other than in connection with an adjustment made in connection with a corporate transaction or a merger, acquisition or other transaction, the Company will obtain shareholder approval prior to (a) reducing the exercise price of any options or the base amount of SARs, (b) cancelling, surrendering, replacing or otherwise exchanging any outstanding option or SAR where the fair market value of the shares underlying such option or SAR is less than the exercise price of such option or base amount of such SAR for a new option or SAR, another award, cash, shares or other securities or (c) taking any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares are listed or quoted.

Change in Control

In the event of a change in control, if the Company is the surviving entity or if the surviving or acquiring corporation assumes outstanding awards or substitutes similar awards (the “Continued, Assumed or Substituted Awards”), such awards shall remain governed by their respective terms; provided, that (a) if, as of the change in control, the awards are subject to vesting conditions relating to items or events other than continuous service (for example performance-based vesting conditions), such vesting conditions shall be deemed to have been satisfied at the “target” performance level (or, if the applicable performance period has been completed as of the date of the change in control, at the performance level achieved based on actual performance) and the Continued, Assumed or Substituted Awards shall remain subject to any vesting conditions based on continuous service, without proration, and (b) if on, or within 18 months following, the date of the change in control, the participant’s continuous service is terminated by the Company or a related entity without cause or by the participant for good reason, the Continued, Assumed or Substituted Awards held by the participant that were not then vested (and, with respect to Options and SARs, exercisable) shall immediately become fully vested and, if applicable, exercisable.

In the event of a change in control, if the Company is not the surviving entity and the surviving entity (or a parent entity thereof) does not assume or substitute awards, the holders of such awards shall be entitled to the benefits provided for Continued, Assumed or Substituted Awards as of the date of the change in control, to the same extent as if the holder’s continuous service had been terminated by the Company without cause as of the date of the change in control. The Committee may provide that each award that is vested (or vests) as of the change in control shall be canceled in exchange for a payment in an amount equal to (a) the fair market value per share subject to the award immediately prior to the change in control over the exercise or base price (if any) per share subject to the award multiplied by (b) the number of shares granted under the award. If the fair market value per share subject to an option or SAR immediately prior to the change in control is less than the exercise or base price per share of such award, such awards shall be cancelled for no consideration.

A change in control means, generally, (a) the acquisition by any person of 50% or more of the voting power of all classes of stock entitled to vote, (b) the current members of our Board, or their approved successors, cease to be a majority of the Board, or (c) a reorganization, merger, consolidation or sale or disposition of all or substantially all of our assets, unless our shareholders hold 50% or more of the voting power of the resulting company, no person owns 50% or more of the voting power of all classes of stock entitled to vote (except to the extent such ownership existed prior to the corporate transaction and at least a majority of the current members of our remain members of the Board following the corporate transaction.

Substitute Awards

The Plan Administrator may issue awards in settlement or assumption of, or in substitution for, outstanding awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction.

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Indemnity

Under the 2022 Plan, members of the Board and any officers or employees to whom authority to act for the Board, the Plan Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by applicable laws on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding (or in connection with any appeal therein) to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the 2022 Plan, or any award, and against all amounts paid in settlement of such a claim (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding. However, this indemnification obligation would not apply to the extent that it is adjudged that a person otherwise entitled to indemnification was liable for gross negligence, bad faith or intentional misconduct.

Adjustments

The 2022 Plan provides that, upon a change in our capitalization, certain other non-reciprocal transactions or any other transaction with respect to the shares, including, but not limited to, a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation, a “corporate transaction” as defined in Section 424 of the Code or any similar transaction, the Plan Administrator will proportionately adjust the 2022 Plan and the outstanding awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights resulting from such transaction. Actions that the Plan Administrator may take include: (a) adjustment of the number and kind of shares of common stock reserved for issuance under the 2022 Plan, (b) adjustment of the number and kind of shares of common stock or other securities or property subject to outstanding awards granted under the 2022 Plan, (c) adjustment of exercise price, base price or purchase price of an outstanding award and (d) any other adjustments that the Plan Administrator deems equitable.

The Plan Administrator may also amend an award as necessary and subject to applicable laws for the purpose of correcting any errors occurring in connection with the administration or documentation of the award.

Transferability

Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. Awards other than incentive stock options may be transferred by a participant (a) by will or the laws of descent and distribution (b) during the participant’s life time, to the extent and in the manner authorized by the Plan Administrator and subject to applicable laws, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements or (c) as otherwise determined by the Plan Administrator, in accordance with applicable law.

No Right to Company Employment

Nothing in the 2022 Plan or an award agreement confers a right upon a participant with respect to continuous service with the Company or any related entity in any capacity, and nothing in the 2022 Plan or award agreement interferes with the Company’s or any related entity’s right to terminate a participant’s continuous service at any time, with or without cause, and with or without notice.

Other Provisions

A participant may defer receipt or payment of any award granted under this 2022 Plan, in accordance with the terms of any deferred compensation plan or arrangement of the Company.

Compliance with Law

Under the 2022 Plan, the grant, issuance, vesting and settlement of awards thereunder, and our obligation to sell, issue or deliver shares under such awards, would be subject to all applicable federal, state, local and foreign laws, statutes, ordinances, rules and regulations or published administrative guidance or positions, stock exchange rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

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Effective Date and Termination of the 2022 Plan

Assuming the 2022 Plan is approved by shareholders on February 14, 2023, it will continue in effect until November 9, 2032, unless sooner terminated pursuant to the 2022 Plan.

Federal Income Tax Treatment

The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to us and participants in the 2022 Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes, the alternative minimum tax, or the rules related to excess parachute payments under Sections 280G and 4999 of the Code. A participant’s particular situation may be such that some variation of the basic rules is applicable to such participant. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each participant is urged to consult a tax advisor with respect to any awards and/or shares acquired under the 2022 Plan both with respect to federal income tax consequences as well as any state, local or foreign tax consequences.

Restricted Stock and Restricted Stock Units. Participants of restricted stock awards (other than restricted stock awards with respect to which a Section 83(b) election has been made) or RSUs do not recognize ordinary income at the time of the grant. When the award vests or is paid, participants generally recognize ordinary income in an amount equal to the fair market value of the stock that vests or, in the case of RSUs, the amount of cash and the fair market value of any shares of common stock received at such time. No later than 30 days after a participant is granted a restricted stock award, pursuant to Section 83(b) of the Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt less purchase price, if any. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional ordinary income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the ordinary income recognized as a result of the election. Dividends (if any) or dividend equivalents paid with respect to unvested stock-based awards (other than restricted stock awards with respect to which a Section 83(b) election has been made) generally will be taxable as ordinary income to the participant at the time the dividends are received. The Company or a subsidiary is generally entitled to an income tax deduction in the amount of the ordinary income recognized by a participant, subject to possible limitations imposed by Sections 162(m) or 280G of the Code. Any gain that the participant realizes when the participant later sells or disposes of the restricted stock awards or RSUs will be short-term or long-term capital gain, depending on how long the shares were held.

Nonqualified Stock Options. There will be no federal income tax consequences to the participant or to the Company upon the grant of a stock option under the 2022 Plan. When the participant exercises a nonqualified stock option, however, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise over the exercise price, and the Company or a subsidiary will generally be allowed a corresponding deduction, subject to potential deduction limitations under Sections 162(m) and 280G of the Code. Any gain that the participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. The participant will not recognize any ordinary income for federal income tax purposes upon receipt or exercise of an incentive stock option, and the Company or a subsidiary will not realize a deduction for federal income tax purposes. However, upon exercise, the difference between the fair market value of a share on the date of exercise and the option exercise price will be a tax preference item that may subject the participant to the alternative minimum tax. If the participant does not dispose of the incentive stock option shares within two years from the date the option was granted or within one year after the shares were transferred to the participant on exercise of the option, then, upon any subsequent disposition, that portion of the gain on the sale of the shares that is equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. The Company or a subsidiary will not be entitled to a deduction either at the time the participant exercises the incentive stock option or subsequently sells the incentive stock option shares. However, if the participant sells the incentive stock option shares within two years after the date the incentive stock option is granted or within one year after the date the incentive stock option is exercised, then the sale is considered a disqualifying sale, and the participant would recognize ordinary income in the year of the disposition. The amount of such ordinary income generally is the lesser of (a) the excess of the amount realized on the disposition over the exercise price or (b) the excess of the fair market value of the stock on the exercise date over the

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exercise price. The balance of the gain, if any, will be treated as long- or short-term capital gain depending on the length of time the participant held the stock following exercise. The Company or a subsidiary will generally be entitled to a deduction equal to the ordinary income recognized by the participant in the year that the disqualifying sale occurs, subject to potential deduction limitations under Sections 162(m) and 280G of the Code.

Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize ordinary income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received as of the date of such receipt will be ordinary income to the participant and the Company or a subsidiary will generally be allowed a corresponding federal income tax deduction at that time, subject to potential deduction limitations under Sections 162(m) and 280G of the Code.

Cash-Based Awards. Upon receipt of cash in settlement of a cash-based award, a participant will recognize ordinary income equal to the cash received, and the Company or a subsidiary will generally be allowed a corresponding federal income tax deduction at that time, subject to potential deduction limitations under Sections 162(m) and 280G of the Code.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend and dividend equivalent payments received with respect to such awards, which income is subject to withholding for U.S. federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Sections 162(m) or 280G of the Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

Company Deduction and Sections 162(m) and 280G of the Code. When a participant recognizes taxable income as described above with respect to each type of award, the Company or a subsidiary for which the participant performs services generally will be entitled to a corresponding deduction for federal income tax purposes, subject to potential deduction limitations under Sections 162(m) and 280G of the Code. With respect to certain of our executive officers, Section 162(m) limits the amount of compensation otherwise deductible by us to $1,000,000 per year for each such individual. Additionally, section 280G of the Code, which can apply to equity awards that vest, accelerate or are otherwise affected by a change in control, may also limit our ability to take a tax deduction with respect to awards granted under the 2022 Plan.

Section 409A Compliance. The Company intends that the 2022 Plan, and awards granted under it, will either be exempt from, or in compliance with, Section 409A of the Code. However, the Company makes no representation that any or all of the payments or benefits provided under the 2022 Plan or an award will be exempt form or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment or benefit. The 2022 Plan states that neither the Company, the related entities nor their respective employees, officers, directors, agents and representatives will have any liability to a participant with respect to any tax or penalty incurred with respect to or as a result of Section 409A of the Code or for damages for failing to comply with Section 409A of the Code. Any payment that falls within the scope of Section 409A of the Code will be paid on the first business day after the requisite six-month period after the participant terminates employment.

New Plan Benefits

The benefits that could be awarded or paid under the 2022 Plan would be determined in the discretion of the Plan Administrator. Because the Plan Administrator has not determined future awards or who might receive them, the benefits that could be awarded or paid under the 2022 Plan are not currently determinable.

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Equity Compensation Plan Information

The following table summarizes information regarding outstanding options and shares available for future issuance as of the close of business on December 24, 2022 under the Company’s equity compensation plans. The shares that would be available for issuance under the 2022 Plan are not reflected in the table.

	Equity Compensation Plan Information As of December 24, 2022
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:			136,363
Stock options	656,882	$142.02	—
Restricted stock units	74,118	—	—
Equity compensation plans not approved by security holders	—	—	—
Total	731,000		136,363	(1)

(1)	Includes 90,000 shares available under the Company’s existing employee stock purchase plan.

If there is an expiration, termination, or cancellation of any benefit granted under the plans without the issuance of shares, the shares subject to or reserved for that benefit may again be used for new stock options, rights, or awards of any type authorized under the plans.

Vote Required

To be approved, this Proposal 2 must receive the affirmative vote of a majority of the shares of our common stock cast at the annual meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE J & J SNACK FOODS CORP. 2022 LONG-TERM INCENTIVE PLAN.

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PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP, an independent registered public accounting firm, as the independent certified public accountants to audit the accounts of the Company and its subsidiaries for the fiscal year that began on September 25, 2022. Our Board is seeking shareholder ratification of this appointment at the Annual Meeting. Our Amended and Restated Bylaws do not require that shareholders ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, we are seeking ratification because we believe it is a good corporate governance practice. A representative of Grant Thornton LLP will be present virtually at the Annual Meeting and will have an opportunity to make a statement if desired. The representative will be available to answer appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth aggregate fees billed or expected to be billed for services rendered by Grant Thornton LLP for fiscal years 2022 and 2021, inclusive of out of pocket expenses.

Type of Fees	FY 2022 ($ in thousands)	FY 2021 ($ in thousands)
Audit Fees(1)	$1,198	$1,094
Audit-Related Fees	448	133
Tax Fees	286	378
All Other Fees	—	—
Total	$1,932	$1,605

(1)	Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements; reviews of the Company’s unaudited consolidated interim financial statements; services for consultations and other current matters.

Audit Committee Policies and Procedures on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by Grant Thornton as the Company’s independent accountants. Pre-approval is generally granted on a fiscal year basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for preapproved services are reported to the Committee on a quarterly basis.

Other Matters

The Audit Committee of the Board of Directors has considered whether the provision of tax services described above is compatible with maintaining the independence of the Company’s independent registered public accounting firm. The Audit Committee has approved Grant Thornton’s performing these services.

Shareholder Approval Required

We are seeking ratification because we believe it is a good corporate governance practice. If shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton LLP, but in its discretion, may choose to retain Grant Thornton LLP as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

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Votes may be cast in favor of or against this proposal or a shareholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, the ratification of Grant Thornton LLP as our independent registered public accounting firm is a “routine” matter, and your broker or nominee will have the discretion to vote your shares on this proposal absent voting instructions from you. Therefore, we do not expect any broker non-votes on this proposal. However, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the effect of a negative vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

PROPOSAL 4
ADVISORY VOTE ON APPROVAL OF
EXECUTIVE COMPENSATION

Section 14A to the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our named executive officers, as well as the philosophy, policies and practices, all as described in this proxy statement. The vote is advisory, and therefore it is not binding on the company, the compensation committee or our board of directors. Subject to our evaluation of the voting results for Proposal 5, we have determined that our shareholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. The next advisory vote on the compensation of our named executive officers will be at the 2024 Annual Meeting of Shareholders.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve this Proposal 4.

“RESOLVED, that the company’s shareholders approve, on a nonbinding, advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to indicate their preference as to how frequently we should seek an advisory vote on executive compensation as disclosed pursuant to the SEC’s compensation disclosure rules. The preference is to be indicated through a nonbinding advisory vote that takes place at least once every six years. We last conducted a non-binding advisory vote on the frequency of an advisory vote on executive compensation at the 2017 Annual Meeting of Shareholders, and since that time we have conducted an annual advisory vote on named executive officer compensation. By voting on this Proposal 5, shareholders may indicate whether they would prefer that we seek future advisory votes on executive officer compensation once every one, two, or three years.

Our board of directors has determined that an advisory vote on executive compensation that occurs once every year is the most appropriate alternative for the company and, therefore, our board recommends that you vote for a one-year interval for the advisory vote on executive compensation. In determining to recommend that the shareholders select a frequency of once every year, the board has considered that an annual vote provides our shareholders with an opportunity to express their views on the Company’s compensation policies, practices and decisions on a frequent basis and enhance the level of dialogue between the Company and its shareholders overall. The Company recognizes that our shareholders may have different views as to the best approach for the company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the preferred frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the board of directors or the company in any way, the board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the highest number of votes cast by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED PURSUANT TO THE SECURITIES AND EXCHANGE COMMISSION’S COMPENSATION DISCLOSURE RULES.

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EXECUTIVE OFFICERS

Set forth below are the names of our executive officers who are not also directors, their ages as of December 15, 2022, their offices within the company, their principal occupations or employment for the past five years and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Robert Cranmer	66	Senior Vice President, Operations
Stephen Every	60	Chief Operating Officer, The ICEE Company
Mary Lou Kehoe	61	Vice President, Human Resources
Lynwood Mallard	54	Senior Vice President, Chief Marketing Officer
Ken Plunk	59	Senior Vice President, Chief Financial Officer
Michael A. Pollner	49	Senior Vice President, General Counsel & Secretary

Robert Cranmer joined the Company in 2013. Since that time, he has served in various operational plant roles prior to becoming Senior Vice President of Operations in 2022.

Stephen Every was named Chief Operating Officer of The ICEE Company in August 2021. Mr. Every joined The ICEE Company as Director, Special Projects in 2009. In 2012, Mr. Every was promoted to Vice President of Sales with responsibility for the management and development of relationships with many of ICEE’s largest brand and service customers in the USA.

Mary Lou Kehoe joined the Company in January 2020 as the Director of Human Resources. Ms. Kehoe was promoted to Vice President Human Resources in March 2021 and has responsibility for the Human Resources function across all business lines. Prior to working at J&J Snack Foods Corp., Ms. Kehoe served in various Human Resource functions managing the HR Operations side of the business while working at various consumer packaged goods companies, including Campbell Soup, Pinnacle Foods and Conagra Brands.

Lynwood Mallard joined the Company as Senior Vice President and Chief Marketing Officer in March 2021. Prior to joining J & J, Mr. Mallard worked at the Coca-Cola Company since 1998 where he held various ascending roles in areas of brand marketing, strategy, commercialization, and innovation.

Ken A. Plunk was appointed Senior Vice President and Chief Financial Officer on September 21, 2020. Prior to joining J & J, Mr. Plunk spent 12 years at Walmart Inc. most recently as Senior Vice President of International Finance. Prior to Walmart, he worked at The Home Depot for four years, holding leadership positions in merchandise finance and internal audit.

Michael A. Pollner was appointed Senior Vice President and General Counsel in April 2022. Prior to joining J &J, Mr. Pollner spent 16 years at Knoll, Inc., most recently as Senior Vice President, General Counsel, Chief Administrative Officer and Secretary. Prior to Knoll, Inc., Mr. Pollner was a business lawyer with two prominent U.S. based law firms.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of December 15, 2022 concerning (i) each person or group known to J & J to be the beneficial owner of more than five percent (5%) of Common Stock, (ii) each director of the Company, (iii) the Company’s Named Executive Officers for the fiscal year 2022, and (iv) the beneficial ownership of Common Stock by the Company’s directors and all Executive Officers as a group. Except as otherwise noted, each beneficial owner of the Common Stock listed below has sole investment and voting power. Percentage of ownership is based on 19,229,330 shares of common stock outstanding as of December 15, 2022.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent(1)
Shareholders owning approximately 5% or more:
2021 Irrevocable Trust for Gerald B. Shreiber(2)	3,498,511	18.2
BlackRock, Inc.(3)	2,285,347	11.9
The Vanguard Group(4)	1,499,504	7.8
Allspring Global Investment Holdings, LLC(5)	1,349,955	7.0
Macquarie Group Limited(6)	1,029,680	5.4
Directors and Executive Officers:
Dan Fachner(7)	28,987	*
Ken Plunk(8)	1,846	*
Robert Cranmer(9)	2,148	*
Stephen J. Every(10)	5,102	*
Lynwood Mallard(11)	312	*
Gerald B. Shreiber(12)	3,947,438	20.5
Sidney R. Brown(13)	17,284	*
Roy C. Jackson	—	*
Mary Meder	—	*
Vincent Melchiorre	3,000	*
Marjorie S. Roshkoff (14)	3,807,564	19.8
Peter G. Stanley	10,000	*
All directors and executive officers as a group (14 persons)(15)	4,325,696	22.5

*	Represents beneficial ownership of less than one percent (1%) of our outstanding common shares
(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after December 15, 2022. The same shares may be beneficially owned by more than one person.
(2)	Marjorie S. Roshkoff possesses the voting and dispositive power with respect to the securities beneficially owned by the 2021 Irrevocable Trust for Gerald B. Shreiber based upon a Schedule 13D filed with the SEC on September 3, 2021. The address for the Trust is 6000 Central Highway Pennsauken, New Jersey 08109.
(3)	BlackRock, Inc. filed a Schedule 13G/A with the SEC on January 27, 2022, indicating that as of December 31, 2021, (a) it had sole voting power over 2,263,701 of these shares, and (b) it had sole dispositive power over all of these shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)	The Vanguard Group filed a Schedule 13G/A with the SEC on February 10, 2022, indicating that as of December 31, 2021, (a) it had shared voting power over 28,120 of these shares, (b) it had shared dispositive power over 41,718 of these shares, and (c) it had sole dispositive power over 1,457,786 of these shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

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(5)	Allspring Global Investments Holdings, LLC, Allspring Global Investments, LLC and Allspring Funds Management, LLC filed a Schedule 13G with the SEC on January 19, 2022, indicating that as of December 31, 2021, (a) Allspring Global Investment Holdings had sole voting power over 1,269,288 of these shares and sole dispositive power over all of these shares, (b) Allspring Global Investments, LLC had sole voting power over 205,851 of shares and beneficial ownership of, and sole dispositive power over, 1,346,513 of these shares and (c) Allspring Funds Management, LLC had sole voting power over 1,063,437 of these shares, sole dispositive power over 3,442 of these shares and beneficial ownership of 1,066,879 of these shares. The address of Allspring Global Investments Holdings, LLC, Allspring Global Investments, LLC and Allspring Funds Management, LLC is 525 Market Street, 10th Floor, San Francisco, CA 94105.
(6)	Macquarie Group Limited, Macquarie Management Holdings Inc., Macquarie Investment Management Business Trust and Macquarie Investment Management Global Limited filed a Schedule 13G/A with the SEC on February 14, 2022, indicating that as of December 31, 2021: (a) Macquarie Group Limited had beneficial ownership of all of these shares; (b) Macquarie Management Holdings Inc. and Macquarie Investment Business Trust had sole voting power and sole dispositive power of 1,023,446 of these shares and beneficial ownership of 1,023,556 of these shares; and (c) Macquarie Investment Management Group Limited had sole voting and dispositive power and beneficial ownership of 124 of these shares. The address of Macquarie Group Limited and Macquarie Investment Management Global Limited is 50 Martin Place Sydney, New South Wales, Australia. The address of Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.
(7)	Includes options to purchase 8,000 shares of common stock and 600 shares of common stock held in a Donor Advised Fund. Excludes 22,911 restricted stock units and options to purchase 12,000 shares of common stock held by Mr. Fachner which will not vest within 60 days of December 15, 2022.
(8)	Excludes 6,109 restricted stock units and 527 restricted shares held by Mr. Plunk subject to forfeiture which will not vest within 60 days of December 15, 2022.
(9)	Includes options to purchase 500 shares of common stock. Excludes 2,292 restricted stock units and options to purchase 1,500 shares of common stock held by Mr. Cranmer which will not vest within 60 days of December 15, 2022.
(10)	Includes options to purchase 1,500 shares of common stock. Excludes 2,292 restricted stock units and options to purchase 2,000 shares of common stock held by Mr. Every which will not vest within 60 days of December 15, 2022.
(11)	Excludes 2,292 restricted stock units held by Mr. Mallard which will not vest within 60 days of December 15, 2022.
(12)	Includes 3,498,511 shares held in the 2021 Irrevocable Trust for Gerald B. Shreiber, 259,755 shares held in the Gerry B. Shreiber Foundation of which Mr. Shreiber is a Trustee and options to purchase 140,000 shares of common stock. Excludes options to purchase 20,000 shares of common stock held by Mr. Shreiber which will not vest within 60 days of December 15, 2022.
(13)	Includes 14,469 shares held in the Sidney and Sandy Brown Foundation of which Mr. Brown is a Trustee.
(14)	Includes 3,498,511 shares held in the 2021 Irrevocable Trust for Gerald B. Shreiber, for which Ms. Roshkoff is Trustee, and options to purchase 1,321 shares of common stock. Also includes 217,642 shares held in an Intentionally Defective Grantor Trust for Ms. Roshkoff and her siblings, for which Ms. Roshkoff serves as the Trustee. Also includes 18,756 shares held for the benefit of Ms. Roshkoff’s children in trust or custodian accounts, each of which Ms. Roshkoff serves as the Trustee or Custodian.
(15)	Excludes 40,800 shares of common stock issuable to all directors and executive officers as a group upon the exercise of options, 854 shares of restricted stock and 37,546 restricted stock units held by all directors and executive officers as a group, all of which will not vest within 60 days after December 15, 2022.

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EXECUTIVE COMPENSATION

Compensation Discussion And Analysis (“CD&A”)

Introduction

J & J Snack Foods Corp. manufactures and sells snack foods and frozen beverages which it markets nationally to the food service and retail supermarket industries. Our compensation programs are designed to support our business goals and promote both short-term and long-term growth. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our Named Executive Officers (each an “NEO” and, collectively, “NEOs”). For fiscal year 2022, our Named Executive Officers are Dan Fachner, our President and Chief Executive Officer, Ken Plunk, our Chief Financial Officer, Stephen Every, Chief Operating Officer - The ICEE Company, Lynwood Mallard, our Chief Marketing Officer, and Bob Cranmer, SVP – Operations. The “Executive Compensation” section presents compensation earned by the Named Executive Officers and references in this CD&A to our “executive officers” or “officers” refer to the Named Executive Officers unless the context indicates otherwise.

Overview- How Did We Perform?

The past fiscal year was filled with many milestones for J &J. The Company grew top-line sales to an all-time record, completed the acquisition of Dippin’ Dots, L.L.C., launched the Hola! Brand of Churros products and successfully implemented an enterprise resource planning system conversion in a significant part of our business. The Company also returned over $48 million of cash to its shareholders in the form of dividends. However, as with most companies, inflation was a consistent headwind throughout 2022 and dramatically impacted the Company’s ultimate earnings performance. Based on the Company’s partial achievement of key goals for 2022, the Compensation Committee approved 2022 short-term incentive payments that were seventy percent (70%) of target.

How did we respond to our 2022 Advisory Vote on Executive Compensation?

Approximately 98% of our shareholders voted in favor of our advisory say on pay proposal at our 2022 Annual Meeting. Our Compensation Committee has reviewed the results of this vote and, based in part on the substantial support we received, we did not make significant changes to our compensation programs for the 2022 fiscal year. We remain willing to discuss any compensation concerns with our shareholders if and when they arise.

Executive Compensation Objectives and Philosophy

Our executive compensation programs reflect our results-oriented corporate culture that rewards achievement of aggressive goals. Our compensation programs for executive officers are designed to attract, retain, motivate and reward talented executives who will advance our strategic, operational and financial objectives and thereby enhance shareholder value.

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Our executive compensation program incorporates the following best practices:

WE DO:
✓	We provide a significant portion of our named executive officers’ total compensation in the form of awards tied to our long-term strategy and our performance.
✓	We balance both Company performance and retention in our compensation awards.
✓	We have ongoing consideration and oversight by an independent Compensation Committee with respect to any potential risks associated with our incentive compensation programs.
✓	We maintain a Clawback Policy for Section 16 Officers which permits the company to recover excess incentive compensation in the event of a restatement.
✓	We prohibit our Executive Officers from engaging in hedging transactions in our stock.

Determining Compensation – Role of Compensation Committee and Management

The Compensation Committee’s process for determining compensation levels for executive officers differs depending upon the compensation element and the position of the individual being considered. For each executive officer, other than the Chief Executive Officer, the Compensation Committee annually reviews each element of compensation described below in consultation with the Chief Executive Officer. With respect to the Chief Executive Officer, the Compensation Committee assesses the annual Company and individual performance. A number of factors are considered in determining individual compensation level, including performance of the individual and the business unit or function under his or her leadership, the Company’s performance, and economic and business conditions affecting J & J at the time of the review. Management and external sources provide relevant information and analyses as the Compensation Committee deems appropriate. While substantially guided by the applicable performance metrics of our programs, the Compensation Committee retains authority to exercise its judgment when approving individual awards and payouts.

Elements of Executive Compensation Program

Our executive compensation programs are comprised of: (i) base salary; (ii) annual non-equity incentive bonuses, which are discretionary, but based primarily on the achievement of company objectives and performance; and (iii) long-term incentive compensation in the form of periodic equity awards. Consistent with our overall compensation philosophy, a substantial component of overall compensation for each Executive Officer is performance-based.

The following sets forth the primary objectives addressed by each component of our executive compensation programs:

Pay Elements	Objective	Benefit to Shareholders
Base Salary	Provides NEOs with a competitive level of fixed compensation. Reflects individual performance and scope of responsibilities, as well as the competitive market for executive talent	Competitive salaries help us attract and retain talented executives.
Annual Non-Equity Incentive Bonus	Rewards executives for achieving annual company and individual goals	Focused on meeting key short-term business objectives and performance metrics
Long-Term Equity Incentive Awards	Provides equity awards for NEOs to focus on long-term shareholder value creation	Award value is based on long-term growth in performance criteria correlated with an increase in market valuation. Assists in retention of key executives and focus on long-term strategic objectives.

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Base Salary: The Compensation Committee reviews base salary levels for executive officers on an annual basis and any changes are typically effective on January 1st of the next calendar year. We attempt to set base salary at levels that are competitive in the industry and in relation to the particular job function of the executive officer. Base salaries are intended to provide a base level of compensation for services rendered during the year and is intended to reward the executive officer for the day-to-day complexities of his/her job. Effective as of the end of the 2022 Fiscal Year, the base salaries for our Executive Officers are as follows:

Name	Salary
Dan Fachner	$900,000
Ken Plunk	$500,000
Robert Cranmer	$285,000
Stephen J. Every	$320,000
Lynwood Mallard	$285,000

Annual Non-Equity Incentive Bonus: Annual non-equity incentive bonuses are based primarily on adjusted earnings before interest, depreciation and taxes (EBITDA) but also may include supplemental goals considered by the Compensation Committee in its discretion. Our Compensation Committee may also consider the operating performance of individual business segments, subsidiaries or business functions. There is generally no quantitative formula in calculating incentive payments. Instead, the Compensation Committee considers a variety of factors, including: the company’s overall performance for the year, the individual executive’s performance; the business environment existing during the year and any extraordinary obstacles that may have arisen during the course of the year. Target payouts on our annual non-equity incentive bonuses generally range from 40%-100% of base salary.

The Compensation Committee ultimately determines the amount of each executive officer’s actual non-equity incentive payment based principally on our achievement of the Company’s goals. However, the Compensation Committee also has significant flexibility to increase or decrease the amounts paid irrespective of Company performance relative to its targets.

Long-Term Equity Incentive Awards: Long-term equity incentive grants are provided at levels intended to align the interests of our executive officers with those of our shareholders and to reward executive officers for performance resulting in positive increases in our stock price. Beginning with fiscal year 2022, our long-term incentive grants are generally structured as a combination of time-vested restricted stock units and performance-based restricted stock units. Our time-vested restricted stock units vest over a three-year service period in annual one-third installments. Our performance-based restricted stock units vest on the basis of our performance relative to a two-year performance condition, followed by an additional one-year service-based vesting requirement. Performance-based stock units may be earned between 50% of target level for threshold performance and up to 200% of the target level for outstanding performance. By utilizing equity grants that incorporate both types of vesting criteria, we believe our long-term equity incentive awards serve a retention, motivation and reward function over a longer performance horizon than our annual incentive payments.

We do not apply a rigid formula in determining the specific equity award levels for our Executive Officers. Instead, the Compensation Committee exercises its discretion and professional judgment as to what is appropriate for each individual NEO based on their role and experience.

Retirement and Other Company Benefits

Our Executive Officers participate in the full range of Company benefit and retirement plans provided to all salaried employees. These include health and welfare benefits, our 401(K) plan and our Employee Stock Purchase Plan.

Perquisites

J & J provides a limited number of perquisites to its Named Executive Officers. The most significant of these perquisites to the Named Executive Officers is the use of Company-owned automobiles. Mr. Fachner also receives an allowance to defray the cost of his Country Club membership.

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2022 Compensation - Analysis

As described above, J & J partially achieved its objectives for 2022. We successfully converted a new enterprise resource planning system, closed our strategic acquisition of Dippin’ Dots and launched our new Hola! Brand of Churros products. In terms of our financial performance, J & J delivered strong top line sales growth exceeding pre-COVID levels. However, the Company’s earnings performance was challenged by inflationary increases in operating expenses.

Based on the Company’s partial achievement of objectives for 2022, and in recognition of significant performance in the context of an unprecedented inflationary environment, our Compensation Committee approved 2022 non-equity incentive payments to our Executive Officers that were generally seventy percent of the target amount, except for our Chief Operating Officer of The ICEE Company whose incentive compensation is governed by a different plan specific to that business unit.

Chief Executive Officer

Mr. Fachner was paid base salary at a rate of $900,000 per annum for FY 2022. Due to our partial achievement of objectives for 2022, Mr. Fachner received a 2022 non-equity incentive payment of $630,000, approximately seventy percent (70%) of the target amount. On November 10, 2021, Mr. Fachner was granted 4,839 time-vesting restricted stock units and 4,838 performance-vesting restricted stock units. The time-vesting restricted stock units vest in equal one-third annual installments over a three-year service period. The performance-vesting restricted stock units vest at the target level based on our achievement of $361.5 million in cumulative EBITDA over a two-year performance period, provided Mr. Fachner remains employed for an additional year thereafter. Our compensation committee believes that the combination of these grants will have a retentive influence over Mr. Fachner and, at the same time, incentivize him to achieve our goals.

Chief Financial Officer

Mr. Plunk was paid base salary at a rate of $500,000 per annum for FY 2022. Due to our partial achievement of objectives for 2022, Mr. Plunk received a 2022 non-equity incentive payment of $262,500, approximately seventy percent (70%) of the target amount. On November 10, 2021, Mr. Plunk was granted 1,290 time-vesting restricted stock units and 1,290 performance-vesting restricted stock units. The time-vesting restricted stock units vest in equal one-third annual installments over a three-year service period. The performance-vesting restricted stock units vest at the target level based on our achievement of $361.5 million in cumulative EBITDA over a two-year performance period, provided Mr. Plunk remains employed for an additional year thereafter. Our compensation committee believes that the combination of these grants will have a retentive influence over Mr. Plunk and, at the same time, incentivize him to achieve our goals.

Senior Vice President-Operations

Mr. Cranmer was paid base salary at a rate of $285,000 per annum for FY 2022. Due to our partial achievement of objectives for 2022, Mr. Cranmer received a 2022 non-equity incentive payment of $79,800, approximately seventy percent (70%) of the target amount. On November 10, 2021, Mr. Cranmer was granted 484 time-vesting restricted stock units and 484 performance-vesting restricted stock units. The time-vesting restricted stock units vest in equal one-third annual installments over a three-year service period. The performance-vesting restricted stock units vest at the target level based on our achievement of $361.5 million in cumulative EBITDA over a two-year performance period, provided Mr. Cranmer remains employed for an additional year thereafter. Our compensation committee believes that the combination of these grants will have a retentive influence over Mr. Cranmer and, at the same time, incentivize him to achieve our goals.

Chief Operating Officer – ICEE Company

Mr. Every was paid base salary at a rate of $320,000 per annum for FY 2022. As Chief Operating Officer of ICEE Company, Mr. Every received a quarterly non-equity incentive payment based on the financial results of that business unit. Such payments totaled $128,000 in the aggregate for 2022, approximately one hundred percent (100%) of the target amount. On November 10, 2021, Mr. Every was granted 484 time-vesting restricted stock units and 484 performance-vesting restricted stock units. The time-vesting restricted stock units vest in equal one-third annual installments over a three-year service period. The performance-vesting restricted stock units vest at the target level based on our achievement of $361.5 million in cumulative EBITDA over a two-year performance period, provided Mr. Every remains employed for an additional year thereafter. Our compensation committee believes that the combination of these grants will have a retentive influence over Mr. Every and, at the same time, incentivize him to achieve our goals.

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Senior Vice President and Chief Marketing Officer

Mr. Mallard was paid base salary at a rate of $285,000 per annum for FY 2022. Due to our partial achievement of objectives for 2022, Mr. Mallard received a 2022 non-equity incentive payment of $79,800, approximately seventy percent (70%) of the target amount. On November 10, 2021, Mr. Mallard was granted 484 time-vesting restricted stock units and 484 performance-vesting restricted stock units. The time vesting restricted stock units vest in equal one-third annual installments over a three-year service period. The performance-vesting restricted stock units vest at the target level based on our achievement of $361.5 million in cumulative EBITDA over a two-year performance period, provided Mr. Mallard remains employed for an additional year thereafter. Our compensation committee believes that the combination of these grants will have a retentive influence over Mr. Mallard and, at the same time, incentivize him to achieve our goals.

November 2022 Equity Grant

After the conclusion of the 2022 fiscal year, we granted an aggregate of 7,754 time-vesting units and 15,507 performance-vesting units on November 16, 2022 to our named executive officers in the following amounts: Mr. Fachner (4,949 time-vesting units and 9,898 performance-vesting units), Mr. Plunk (1,320 time-vesting units and 2,639 performance-vesting units), Mr. Cranmer (495 time-vesting units and 990 performance-vesting units), Mr. Every (495 time-vesting units and 990 performance-vesting units) and Mr. Mallard (495 time-vesting units and 990 performance-vesting units). The time-vesting units vest in equal one third annual installments on the anniversary of the grant date over a three-year service period. The performance-vesting units vest upon our achievement of a cumulative two-year adjusted EBITDA target, provided that the executive officer remains employed for an additional year thereafter. As explained above, our Compensation Committee determined the specific level of each of these awards by applying its discretion as to what is appropriate in light of all of the circumstances, including our strategic objectives and the responsibilities of our executive officers and their outstanding equity awards.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors:

Sidney R. Brown, Chairman
Peter G. Stanley
Roy C. Jackson

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes compensation paid or earned for the three fiscal years ended September 24, 2022 for the Company’s Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Dan Fachner,	2022	896,154	1,500,032	—	630,000	21,972	3,048,158
President and Chief	2021	575,692	—	—	900,000	17,526	1,493,218
Executive Officer	2020	408,308	—	171,840	643,119	16,517	1,239,784
Ken Plunk,	2022	493,942	399,926	—	262,500	2,925	1,159,293
Chief Financial Officer	2021	455,000	207,749	—	375,000	2,412	1,040,161
	2020	8,750	—	—	—	—	8,750
Robert Cranmer, Senior Vice President-Operations	2022	271,154	150,050	—	79,800	10,047	511,051
Stephen J. Every,	2022	320,000	150,050	—	128,000	9,790	609,840
Chief Operating Officer-	2021	245,785		—	42,000	10,183	297,968
ICEE Company
Lynwood Mallard,	2022	274,231	150,050	—	79,800	2,451	506,531
Senior Vice President and Chief Marketing Officer	2021	139,423		—	58,000	663	198,086

(1)	Amounts shown in this column do not reflect the compensation actually received by the named executive officer. Instead, the amounts shown in this column represent the aggregate grant date fair value determined for financial accounting purposes. The aggregate grant date fair values of these awards were determined in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The awards for which amounts are shown in this table are the option and equity awards granted to the named executive officers in November 2021, October 2020 and May 2020, as further described in the Outstanding Equity Awards at Fiscal-Year End table below. The assumptions used in determining the grant date fair values of these awards are set forth in Notes A and K to our consolidated financial statements, which are included in our annual report on Form 10-K for the year ended September 24, 2022, filed with the SEC on November 22, 2022.
(2)	For 2022, represents amounts earned under a non-equity incentive award granted to the named executive officer in November 2021 for services rendered in fiscal 2022. See “Compensation Discussion and Analysis” on page 37 for more details on this compensation.
(3)	Includes use of Company automobiles, 401(k) match, group term life insurance and membership fees at a local country club for Mr. Fachner.

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GRANTS OF PLAN-BASED AWARDS

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2022:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)		Maximum		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Dan Fachner	11/10/2021	900,000		—				—		—	—	—
	11/10/2021	—		4,838	(2)	9,676	(2)	—		—	—	749,938
	11/10/2021	—		—		—		4,839	(3)	—	—	750,094
Ken Plunk	11/10/2021	375,000		—				—		—	—	—
	11/10/2021	—		1,290	(2)	2,580	(2)	—		—	—	199,963
	11/10/2021	—		—		—		1,290	(3)	—	—	199,963
Robert Cranmer	11/10/2021	114,000	(2)	—				—		—	—	—
	11/10/2021	—		484	(2)	968	(2)	—		—	—	75,025
	11/10/2021	—		—		—		484	(3)	—	—	75,025
Stephen J. Every	11/10/2021	128,000	(2)	—						—	—	—
	11/10/2021	—		484	(2)	968	(2)			—	—	75,025
	11/10/2021	—		—				484	(3)	—	—	75,025
Lynwood Mallard	11/10/2021	114,000	(2)	—						—	—	—
	11/10/2021	—		484	(2)	968	(2)			—	—	75,025
	11/10/2021	—		—		—		484	(3)	—	—	75,025

(1)	The aggregate grant date fair values of these awards were determined in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The awards for which amounts are shown in this table are the equity awards granted to the named executive officers in November 2021, as further described in the Outstanding Equity Awards at Fiscal-Year End table below. The assumptions used in determining the grant date fair values of these awards are set forth in Notes A and K to our consolidated financial statements, which are included in our annual report on Form 10-K for the year ended September 24, 2022, filed with the SEC on November 22, 2022.
(2)	The awards indicated represent performance-based restricted stock units granted to the named executive officer on November 10, 2021. The restricted stock units vest based on our cumulative EBITDA performance over a two-year period, provided the named executive officer remains employed for an additional year thereafter. Fifty percent (50%) of the target units vest if we achieve $336.2 million in cumulative EBITDA over two years, one hundred percent (100%) of the target units vest if we achieve $361.5 million in cumulative EBITDA over two years, and two hundred percent (200%) of the target units vest if we achieve $397.7 million in cumulative EBITDA over two years.
(3)	The awards indicated represent time-vesting restricted stock units granted to the named executive officer on November 10, 2021. These restricted stock units vest in equal one-third annual installments over a three-year service period.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of September 24, 2022.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) UnExercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Dan Fachner	3/13/2018	8,000			141.01	3/12/2023
	5/14/2019	8,000			163.29	5/13/2024
	5/20/2020		12,000	(2)	125.83	5/20/2025
	11/10/2021						4,839	(3)	661,007
	11/10/2021									4,838	(4)	660,871
Ken Plunk	10/20/2020						1,053	(5)	143,840
	11/10/2021						1,290	(3)	176,214
	11/10/2021									1,290	(4)	176,214
Robert Cranmer	5/14/2019	500			163.29	5/13/2024
	5/20/2020		1,500	(2)	125.83	5/19/2025
	11/10/2021
	11/10/2021						484	(3)	66,114
										484	(4)	66,114
Stephen J. Every	5/14/2019	1,500			163.29	5/13/2024
	5/20/2020		2,000	(2)	125.83	5/19/2025
	11/10/2021
	11/10/2021						484	(3)	66,114
										484	(4)	66,114
Lynwood Mallard	11/10/2021						484	(3)	66,114
	11/10/2021									484	(4)	66,114

(1)	Calculated based upon the closing price of our common stock on September 23, 2022, the last trading day of the fiscal year, which was $136.60 per share.
(2)	These stock options were granted in May 2020 and cliff vest on the third anniversary of the date of grant.
(3)	The awards indicated represent restricted stock units granted to the named executive officer on the date indicated. These restricted stock units vest in equal one-third annual installments over a three-year service period.
(4)	The awards indicated represent the target amount of performance-based restricted stock units granted to the named executive officer on November 10, 2021. The restricted stock units vest based on our cumulative EBITDA performance over a two-year period, provided the named executive officer remains employed for an additional year thereafter. Fifty percent (50%) of the target units vest if we achieve $336.2 million in cumulative EBITDA over two years, one hundred percent (100%) of the target units vest if we achieve $361.5 million in cumulative EBITDA over two years, and two hundred percent (200%) of the target units vest if we achieve $397.7 million in cumulative EBITDA over two years.
(5)	In October 2020, Mr. Plunk received 1,579 shares issued pursuant to an Inducement Restricted Stock Award Agreement with such shares vesting over three (3) years in equal annual installments.

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Option Exercises and Stock Vested

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dan Fachner	8,000	1,240,000	—
Ken Plunk	—	—	526	77,480
Robert Cranmer	500	77,425	—
Stephen J. Every	2,227	348,952	—
Lynwood Mallard	—	—	—	—

(1)	Calculated using the closing price on the applicable vesting date or exercise date.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE IN CONTROL

The Company does not have any agreements to provide payment or benefits to any Named Executive Officer upon termination or change-in-control.

TRANSACTIONS WITH RELATED PERSONS

The Compensation Committee is required to approve the compensation payable to officers and directors and to family members of officers and directors. The Company’s Code of Business Conduct and Ethics applies to all officers, directors and employees of the Company. This code requires that if any director or executive officer or their family members seek to provide goods or services to the Company or has or will have any transaction that is expected to exceed $120,000, they must notify the Company’s Chief Financial Officer, who reviews the proposed transaction and notifies the Nominating and Corporate Governance Committee for review and action as it sees fit.

The Charter of the Nominating and Corporate Governance Committee provides that the Committee shall review the material terms of the transaction including the approximate dollar amount, and the material facts and the related persons direct or indirect interest in, or relationship to, the transaction. In determining whether to approve or ratify a transaction, the Committee is directed to consider, among other factors it may deem appropriate, whether the transaction was or will be on terms no less favorable that those generally available to an unaffiliated third party under the same or similar circumstances. No director may participate in the discussion or approval of a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest.

The Committee’s Charter provides that it is deemed to have approved any transaction, even if exceeding $120,000, in which a related person’s only interest is as a holder of the Company’s stock, and all holders received or will receive proportional benefits (such as the payment of regular quarterly dividends).

The directors and executive officers annually complete a proxy questionnaire in which they are asked to describe any transactions they or their immediate family have with the company in an amount that exceeds $120,000.

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CERTAIN TRANSACTIONS

Robyn Shreiber, daughter of Gerald B. Shreiber, is Vice President, Food Service at the Company. During fiscal 2022 she received $372,346 in total compensation. Frank Shreiber, brother of Gerald B. Shreiber, is Director of Procurement. During fiscal 2022, he received $160,021 in total compensation. Ms. Roshkoff’s husband, Ken Roshkoff, is the owner of a global marketing research company, AMC Global. In fiscal year 2022 AMC Global provided attitudinal and research services to the Company in the amount of $261,000. Ken Roshkoff also received $50,000 in Board advisory consulting fees in fiscal 2022. Aaron Winkelman, son-in- law of Dan Fachner, is Senior Vice President-Sales for The ICEE Company During fiscal year 2022, he received total compensation of $213,747. Tyler Every, son of Steve Every, is Director of Business Development for The ICEE Company. During fiscal year 2022, he received total compensation of $179,335.

CEO PAY RATIO

Under rules adopted pursuant to the Dodd-Frank Act of 2010, the Company is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to the Company’s Chief Executive Officer.

We identified the median employee using our employee population on September 24, 2022 and total year-to-date cash compensation for all employees, excluding the Company’s Chief Executive Officer.

Median annual total compensation of all employees (excluding Mr. Fachner)	$42,067

Annual total compensation of Mr. Fachner, CEO	$3,048,158

Ratio of Mr. Fachner’s annual total compensation to the median of all employees	72:1

OTHER MATTERS

The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Annual Meeting which are not reflected in the attached Notice of the Annual Meeting. However, if a matter comes up for a vote at the Annual Meeting that is not described in this proxy statement or listed on the proxy card, the persons named in the enclosed proxy card will vote your shares, under your proxy, in accordance with their best judgment.

By Order of the Board of Directors,

Michael A. Pollner, Senior Vice President, General Counsel and Secretary

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EXHIBIT A

J & J Snack Foods Corp. 2022 Long-Term Incentive Plan

1.       Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company.

2.       Definitions. The following definitions shall apply as used herein and in the individual Award Agreements, except as defined otherwise in an individual Award Agreement. If a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)       “Applicable Laws” means the requirements applicable to the Plan and Awards under (i) any U.S. or non-U.S. federal, state or local law, statute, ordinance, rule, regulation or published administrative guidance or position, (ii) the rules of any stock exchange or national market system and (iii) generally accepted accounting principles or international financial reporting standards.

(b)       “Award” means an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or Other Award.

(c)       “Award Agreement” means the written agreement or other instrument evidencing the grant of an Award, including any amendments thereto.

(d)       “Beneficial Ownership” has the meaning defined in Rule 13d-3 under the Exchange Act.

(e)       “Board” means the Board of Directors of the Company.

(f)        “Cause” means, with respect to the termination by the Company or a Related Entity of a Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or, in the absence of such then-effective written agreement and definition, the Grantee’s:

(i)       failure to perform duties (other than as a result of death or Disability) as are reasonably requested by the Company, provided such requested duties are not inconsistent with the duties of the Grantee’s job position, after written notice and a 10-day opportunity to cure (if curable);

(ii)      willful misconduct, gross negligence or reckless disregard of the Grantee’s duties or of the interest or property of the Company or any Related Entity;

(iii)      intentional disclosure to an unauthorized person of confidential information or trade secrets;

(iv)      act of fraud against, misappropriation from, or dishonesty to either the Company or a Related Entity or any other party or engaging in conduct that has, or could reasonably be expected to have, an adverse impact on the reputation or business of the Company or any Related Entity, or that results in his improper gain or personal enrichment to the detriment of the Company or any Related Entity; or

(v)       commission of a felony or a lesser crime involving dishonesty, fraud, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion; or other crime involving moral turpitude.

(g)       “Change in Control” means the occurrence of any of the following events:

(i)       the acquisition by any Person of Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company; (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (3) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (ii) below;

(ii)      consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), in each case, unless, following such

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Corporate Transaction, (A) all or substantially all of the individuals and entities that had Beneficial Ownership of the Company’s outstanding securities immediately prior to such Corporate Transaction have Beneficial Ownership, directly or indirectly, of more than 50% of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s then outstanding equity securities and the combined voting power of the then outstanding voting securities, (B) no Person (excluding any employee benefit plan or related trust of the Company, a Related Entity or a corporation or other entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board (as defined in Subsection (iii)) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iii)     individuals who, as of the date the Plan was adopted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date the Plan was adopted whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 2/3 of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

With respect to Awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code with respect to such Awards, each of the foregoing events shall only be deemed to be a Change in Control for purposes of the Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code.;

(h)       “Code” means the Internal Revenue Code of 1986.

(i)        “Committee” means the Compensation Committee of the Board or any other committee composed of members of the Board that is appointed by the Board or the Compensation Committee of the Board to administer the Plan and constituted in accordance with Applicable Laws. Once appointed, the Committee shall continue to serve in its designated capacity until otherwise directed by the Board or the Committee.

(j)        “Company” means J & J Snack Foods Corp., or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(k)       “Consultant” means any natural person and other permitted recipients under the Applicable Laws (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l)        “Continuous Service” means that the provision of services to the Company and any Related Entities in any capacity as an Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company or any Related Entity in any capacity as an Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity as an Employee, Director or Consultant (in each case, except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award. An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of an Incentive Stock Option, if such leave exceeds three months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then employment will be deemed terminated on the first day immediately following such three-month period and the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the date that is three months and one day following such deemed termination of employment.

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(m)      “Director” means a member of the Board or the board of directors or board of managers of any Related Entity.

(n)       “Disability” means such term (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which a Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides services does not have a long-term disability policy in place, “Disability” means that the Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Grantee will not be considered to have incurred a Disability unless the Grantee furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

(o)        “Dividend Equivalent Right” means a right granted under the Plan entitling the Grantee to compensation measured by dividends paid to stockholders with respect to Shares.

(p)       “Employee” means any employee of the Company or any Related Entity.

(q)       “Exchange Act” means the Securities Exchange Act of 1934.

(r)        “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)       if the Shares are listed on one or more established stock exchanges or national market systems, the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported);

(ii)       if the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for a Share as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported); or

(iii)      in the absence of an established market for the Shares of the type described in (i) and (ii) above, the Fair Market Value shall be determined by the Committee in good faith and in a manner consistent with Applicable Laws.

(s)       “Good Reason” means, with respect to the termination by a Grantee of the Grantee’s Continuous Service, that such termination is for “Good Reason” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or a Related Entity, or in the absence of such then-effective written agreement and definition, means the occurrence of any of the following events or conditions unless consented to by the Grantee: (i) a change in the Grantee’s authority, responsibilities or duties that represents a material and substantial diminution in the Grantee’s authority, responsibilities or duties; (ii) a material reduction in the Grantee’s base salary, provided, however, that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by approximately the same percentage amount shall not constitute such a salary reduction; or (iii) a change of more than 50 miles to the Grantee’s primary place of employment that represents a material increase in the Grantee’s commuting distance. Any such event or condition shall not constitute Good Reason unless (A) the Grantee provides the Company with written notice thereof no later than 90 days following the initial occurrence of such event or condition, (B) the Company fails to remedy such event or condition within 30 days after receipt of such notice and (C) the Grantee actually terminates his or her Continuous Service within 30 days after the expiration of such remedial period.

(t)       “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan (and any permitted transferee of an Award or Shares).

(u)       “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v)        “Non-Qualified Stock Option” means an Option that is not intended to, or that does not, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)       “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act.

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(x)       “Option” means an option to purchase Shares granted under the Plan.

(y)       “Other Award” means an entitlement to Shares or cash (other than an Option, SAR, Restricted Stock or Restricted Stock Unit) granted under the Plan that may or may not be subject to restrictions upon issuance, as established by the Committee.

(z)       “Parent” means a “parent corporation,” whether now or hereafter existing, of the Company, as defined in Section 424(e) of the Code.

(aa)      “Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act).

(bb)      “Plan” means this J & J Snack Foods Corp. 2022 Long-Term Incentive Plan, as may be amended, modified or restated from time to time.

(cc)      “Prior Plan” means the J & J Snack Foods Corp. Amended and Restated Long-Term Incentive Plan.

(dd)      “Post-Termination Exercise Period” means, with respect to an Option or SAR, the period commencing on the Termination Date and ending on the date specified in the Award Agreement during which the vested portion of the Option or SAR may be exercised.

(ee)      “Related Entity” means any (i) Parent or Subsidiary or (ii) other entity controlling, controlled by or under common control with the Company.

(ff)        “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to specified restrictions on transfer, forfeiture provisions and other specified terms and conditions.

(gg)      “Restricted Stock Unit” means a right granted under the Plan entitling the Grantee to receive the value of one Share in cash, Shares or a combination thereof.

(hh)      “SAR” means a stock appreciation right granted under the Plan entitling the Grantee to Shares or cash or a combination thereof, as measured by appreciation in the value of a Share.

(ii)        “Section 409A” means Section 409A of the Code.

(jj)        “Securities Act” means the Securities Act of 1933.

(kk)      “Share” means a share of the common stock of the Company.

(ll)        “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof; provided, however, that for purposes of determining whether any individual may be a Grantee for purposes of any grant of an Incentive Stock Option, “Subsidiary” shall have the meaning ascribed to such term in Section 424(f) of the Code.

(mm)    “Termination Date” means the date of termination of a Grantee’s Continuous Service, subject to Section 7(c)(ii).

3.       Stock Subject to the Plan.

(a)       Subject to Sections 3(b) and 10, the maximum number of Shares that may be issued pursuant to all Awards (including Incentive Stock Options) is 400,000 Shares, less the total number of Shares covered by any awards granted under the Prior Plan after December 24, 2022. The Shares to be issued pursuant to the Awards may be authorized, but unissued, or reacquired Shares.

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(b)       Any Shares covered by an Award (or portion of an Award) that (i) is forfeited, is canceled or expires (whether voluntarily or involuntarily) without the issuance of Shares or (ii) is granted in settlement or assumption of, or in substitution for, an outstanding award pursuant to Section 6(d), shall be deemed not to have been issued for purposes of determining the maximum number of Shares that may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, such Shares shall become available for future issuance under the Plan. The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares covered by an Award that are surrendered or withheld in payment of the Award’s exercise or purchase price (including pursuant to the “net exercise” of an Option pursuant to Section 7(b)(vi)), or in satisfaction of tax withholding obligations with respect to an Award, and (ii) shares of Common Stock repurchased on the open market with the proceeds of any Option exercise price. If a SAR payable in Shares is exercised, such exercise shall reduce the maximum aggregate number of Shares which may be issued under the Plan by the gross number of Shares subject the SAR (or, if less than the entire SAR is exercised, by the gross number of Shares subject to the portion of the SAR that is exercised). Additionally, each award granted under the Prior Plan that is outstanding as of the date the Plan is approved by the Company’s stockholders will be treated as an “Award” for purposes of this Section 3, such that Shares covered by such award (or portion of such award) will be added to the Plan’s authorized Share limit if the award (or a portion of such award) is forfeited, is canceled or expires (whether voluntarily or involuntarily) without the issuance of Shares.

4.       Administration of the Plan.

(a)       Plan Administration. Unless determined otherwise by the Board, the Plan shall be administered by the Committee; provided, that with respect to Awards granted to Employees or Consultants who are neither Directors nor Officers, to the extent permitted by Applicable Law, the Board or the Committee may also authorize one or more Officers or Employees to administer the Plan and to grant such Awards, subject to such limitations and conditions as the Board or Committee deems appropriate, and to the extent such administrative authority has been so delegated, references in the Plan and Award Agreements to the “Committee” shall be deemed to be references to the Officers or Employees to whom such authority has been delegated.

(b)       Powers of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have the authority, in its discretion:

(i)       to select the Employees, Directors and Consultants to whom Awards may be granted;

(ii)      to determine whether, when and to what extent Awards are granted;

(iii)      to determine the number of Shares or the amount of cash or other consideration to be covered by each Award;

(iv)      to approve forms of Award Agreements;

(v)       to determine the terms and conditions of any Award, including the vesting schedule, forfeiture provisions, payment contingencies, purchase price and any performance goals, and whether to waive or accelerate any such terms and conditions;

(vi)      to grant Awards to Employees, Directors and Consultants residing outside the U.S. or to otherwise adopt or administer such procedures or sub-plans on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or comply with Applicable Laws;

(vii)     to amend the terms of any outstanding Award, subject to Section 13(c);

(viii)    to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Grantee or of the Committee;

(ix)     to establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees;

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(x)      to construe and interpret the terms of the Plan and Awards, including any Award Agreement;

(xi)     to approve corrections in the documentation or administration of any Award; and

(xii)     to take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision or interpretation made, or action taken, by the Committee in connection with the administration of the Plan shall be final, conclusive and binding on all Grantees.

(c)       Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees, members of the Board and any Officers or Employees to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Laws on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such individual is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such individual shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.       Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, any Option or SAR intended to qualify as an exempt “stock right” under Section 409A may only be granted with respect to “service recipient stock” (as defined in Section 409A).

6.       Terms and Conditions of Awards.

(a)       Types of Awards. The Committee may award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR or a similar right with a fixed or variable price related to the Fair Market Value of the Shares. Such awards may include Options, SARs, Restricted Stock, Restricted Stock Units, Other Awards or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two or more of them in any combination. Vesting, payment, settlement and other entitlements with respect to an Award may be conditioned upon such items or events as the Committee may determine, including the passage of time, Continuous Service, the occurrence of one or more events or the satisfaction of one or more performance goals selected by the Committee, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit, group, division and/or Subsidiary, and measured over an annual or other period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee. Such performance goals may include (by way of example and not as an exhaustive list): cash flow, earnings measures (including earnings per share and earnings before interest, taxes and/or amortization and/or depreciation), stock price, return on equity, total stockholder return, return on capital, return on assets or net assets, revenue (including revenue from direct labor, subcontractors or any other category), income or net income, operating income or net operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, market share, contract win, renewal or extension, days sales outstanding, contract bookings, cost control, cash management, debt reduction, customer satisfaction, delivery schedule, cycle-time improvement, productivity, quality, workforce diversity, comparisons to budget items, implementation or completion of specified projects or processes, employee turnover, forecast accuracy of any performance criteria, staff hiring, and/or completion of mergers or acquisitions. Performance Goals need not be measured in accordance with generally accepted accounting principles and may include such adjustments as may be determined by the Committee. Additionally, the Committee may adjust Performance Goals or evaluation of performance with respect to Performance Goals to take into account unusual or unanticipated occurrences or events, including asset write-downs, litigation, claims, judgments, settlements, currency fluctuations and other non-cash charges, changes in applicable law, rule or regulation or accounting principles, accruals for reorganization and

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restructuring programs, costs incurred in the pursuit of acquisition opportunities, strikes, delays or similar disruptions, macroeconomic conditions, terrorism and other international hostilities, significant regional weather events asset write-downs, litigation or claim judgments or settlements, or any other significant unusual or infrequently occurring items or events.

(b)       Dividends and Dividend Equivalent Rights. Dividends may be granted in connection with Restricted Stock, and Dividend Equivalent Rights may be granted in connection with Awards other than Options, SARs and Restricted Stock; provided, that dividends and Dividend Equivalents will only be paid with respect to Restricted Stock and Awards other than Options and SARs if and to the extent the Award (or portion of the Award to which the Dividend or Dividend Equivalent relates) vests.

(c)       Designation of Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that Incentive Stock Options may only be granted to individuals who are employed by the Company. Notwithstanding any designation as an Incentive Stock Option, to the extent the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under this Plan or any other stock plan maintained by the Company or any of its affiliates) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. If the Code is amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(d)       Acquisitions and Other Transactions. The Committee may issue Awards in settlement or assumption of, or in substitution for, outstanding awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction. Any Shares issuable pursuant to such Awards shall not reduce the Share limit set forth in Section 3(a). Additionally, available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under the Plan and shall not reduce the Share limit set forth in Section 3(a), except as required by the rules of any applicable stock exchange.

(e)       Term of Award. The term of each Award, if any, shall be the term stated in the Award Agreement; provided, however, that the term of an Award shall be no more than 10 years from the grant date. In the case of an Incentive Stock Option granted to a Grantee who, on the grant date, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, the term of the Incentive Stock Option shall be no more than five years from the grant date. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(f)         Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Awards other than Incentive Stock Options shall be transferable (i) by will or by the laws of descent and distribution, (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Committee, but only to the extent such transfers are made in accordance with Applicable Laws to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee and (iii) as otherwise expressly permitted by the Committee and in accordance with Applicable Laws.

(g)       Grant Date of Awards. The grant date of an Award shall, for all purposes, be the date on which the Committee makes the determination to grant such Award, or such later date as determined by the Committee.

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7.       Exercise Price, Base Amount or Purchase Price, Consideration and Taxes.

(a)       Exercise Price, Base Amount or Purchase Price. The exercise price, base amount or purchase price, if any, for an Award shall be as follows:

(i)       In the case of an Incentive Stock Option:

(A)       granted to an Employee who, on the grant date, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall not be less than 110% of the Fair Market Value on the grant date; or

(B)       granted to any Employee other than an Employee described in the preceding clause (A), the per Share exercise price shall not be less than 100% of the Fair Market Value on the grant date.

(ii)       The per Share exercise price of an Option and the base amount of a SAR shall be such price as determined by the Committee in accordance with Applicable Laws; provided, that, other than an Option or SAR issued pursuant to Section 6(d) or adjusted pursuant to Section 10, the per Share exercise price of an Option and the base amount of a SAR shall not be less than the Fair Market Value on the grant date.

(b)       Consideration. In addition to any other types of consideration the Committee may determine, the Committee is authorized to accept as consideration for Shares issued under the Plan, and subject to Applicable Laws, the following:

(i)       cash;

(ii)       check;

(iii)      wire transfer;

(iv)      surrender of Shares, or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require, that have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise or purchase price of the Award;

(v)       with respect to Options, payment through a broker-assisted cashless exercise program;

(vi)      with respect to Options, payment through a “net exercise” procedure established by the Company such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value on the exercise date less the exercise price per Share, and the denominator of which is such Fair Market Value (with the number of net Shares to be received rounded down to the nearest whole number of Shares); or

(vii)     any combination of the foregoing methods of payment.

The Committee may grant Awards that do not permit all of the foregoing forms of consideration to be used in payment for the Shares or that otherwise restrict one or more forms of consideration.

(c)       Taxes.

(i)       A Grantee shall, no later than the date as of which taxes are required by Applicable Laws to be withheld with respect to an Award, pay to the Company or a Related Entity, or make arrangements satisfactory to the Committee regarding payment of, such withholding taxes. The obligations of the Company under the Plan shall be conditional on the making of such payment or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. The Committee may require or may permit a Grantee to elect that the withholding requirement be satisfied in whole or in part, by having the Company withhold or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding with respect to an Award or such other rate that will not cause adverse accounting consequences for the Company and is permitted under Applicable Laws. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to an Award.

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(ii)       The Plan and Awards (and payments and benefits thereunder) are intended to be exempt from, or to comply with, Section 409A, and, accordingly, to the maximum extent permitted, the Plan, Award Agreements and other agreements or arrangements relating to Awards shall be interpreted accordingly. Notwithstanding anything to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, (A) a Grantee shall not be considered to have terminated Continuous Service and no payment or benefit shall be due to the Grantee under the Plan or an Award until the Grantee would be considered to have incurred a “separation from service” from the Company and the Related Entities within the meaning of Section 409A and (B) if the Grantee is a “specified employee” (as defined in Section 409A), amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan or an Award during the six-month period immediately following the Grantee’s separation from service shall instead be paid or provided on the first business day after the date that is six months following the Grantee’s separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under the Plan or an Award shall be construed as a separate identified payment for purposes of Section 409A. The Company makes no representation that any or all of the payments or benefits provided under the Plan or an Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment or benefit. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A, and the Company, the Related Entities and their respective employees, officers, directors, agents and representatives (including legal counsel) will not have any liability to any Grantee with respect to any taxes, penalties, interest or other costs or expenses the Grantee or any related party may incur with respect to or as a result of Section 409A or for damages for failing to comply with Section 409A.

8.       Exercise of Options and SARs.

(a)       Procedure for Exercise.

(i)       An Option or SAR shall be exercisable at such times and under such conditions as determined by the Committee under the terms of the Plan and specified in the Award Agreement.

(ii)       An Option or SAR shall be deemed exercised when written notice of such exercise has been given to the Company (or a broker pursuant to Section 7(b)(v)) in accordance with the terms of the Award by the Grantee and, if applicable, full payment for the Shares with respect to which the Option or SAR is exercised has been made (together with applicable tax withholding).

(b)       Exercise Following Termination of Continuous Service. If a Grantee’s Continuous Service terminates, all or any portion of the Grantee’s Options or SARs that were vested at the Termination Date (including any portion thereof that vested as a result of such termination) may be exercised during the applicable Post-Termination Exercise Period. Except as otherwise determined by the Committee or as set forth in the Grantee’s Award Agreement, if the Grantee’s Options or SARs are unvested on the Termination Date (and do not vest as a result of such termination), or if the vested portion of the Grantee’s Options or SARs is not exercised within the applicable Post-Termination Exercise Period, the Options and SARs shall terminate.

(i)       Termination for Cause. Except as otherwise determined by the Committee or set forth in the Grantee’s Award Agreement, upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise an Option or SAR (whether vested or unvested) shall terminate concurrently with the termination of the Grantee’s Continuous Service.

(ii)       Change in Status. If a Grantee’s status changes from Employee to Consultant or non-Employee Director, the Employee’s Incentive Stock Option shall automatically become a Non-Qualified Stock Option on the day that is three months and one day following such change of status.

(iii)      Termination Due to Disability. If a Grantee’s Continuous Service terminates as a result of Disability, if such Disability is not a “permanent and total disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically become a Non-Qualified Stock Option on the day that is three months and one day following such termination.

(c)       Extension If Exercise Prevented by Applicable Laws. Notwithstanding the foregoing, if the exercise of an Option or SAR during the applicable Post-Termination Exercise Period is prevented by the provisions of Section 9, the Option or SAR shall remain exercisable until the 30th day (or such later date as determined by the Committee) after the date the Grantee is notified by the Company that the Option or SAR is exercisable, but in no event later than the expiration date of the term of such Option or SAR specified in the Award Agreement and only in a manner and to the extent permitted under Section 409A.

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9.       Conditions upon Issuance of Shares. If the Committee determines that the delivery of Shares with respect to an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares with respect to an Award shall be suspended until the Committee determines that such delivery is lawful. An Incentive Stock Option may not be exercised until the Plan has been approved by the stockholders of the Company. The Company shall have no obligation to effect any registration or qualification of the Shares under Applicable Laws. A Grantee’s right to exercise an Award may be suspended for a limited period of time if the Committee determines that such suspension is administratively necessary or desirable. In no event shall the Company issue fractional Shares.

10.     Adjustments upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, Applicable Laws and Section 11, (a) the number and kind of Shares or other securities or property covered by each outstanding Award, (b) the number and kind of Shares that have been authorized for issuance under the Plan, (c) the exercise price, base amount or purchase price of each outstanding Award and (d) any other terms that the Committee determines require adjustment, shall be proportionately adjusted for: (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares; (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; or (iii) any other transaction with respect to the Shares, including any distribution of cash, securities or other property to stockholders (other than a normal cash dividend), a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), a “corporate transaction” as defined in Section 424 of the Code or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Any such adjustments to outstanding Awards shall be effected in a manner that is intended to preclude the enlargement or diminution of rights and benefits under such Awards. Except as the Committee determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.     Change in Control. Subject to Section 10 and except as otherwise provided in an Award Agreement, employment or similar agreement or in the definitive Change in Control transaction agreement, in the event of a Change in Control, the Awards shall be treated as follows:

(a)       Awards Continued or Assumed or Substituted by Surviving Entity.

(i)       If the Company is the surviving entity (in which case the Awards will continue) or if the Company is not the surviving entity, but the surviving entity (or a parent entity thereof) assumes an Award or substitutes for an Award another award relating to the stock of such surviving entity (or parent thereof), such awards (the “Continued, Assumed or Substituted Awards”) shall remain governed by their respective terms; provided, that (A) if, as of the Change in Control, the Awards are subject to vesting conditions relating to items or events other than Continuous Service (e.g., performance-based vesting conditions), such vesting conditions shall be deemed to have been satisfied at the “target” (or term of similar import) performance level (or, if the applicable performance period has been completed as of the date of the Change in Control, at the performance level achieved based on actual performance) and the Continued, Assumed or Substituted Awards shall remain subject to any vesting conditions based on Continuous Service, without proration, and (B) if on, or within 18 months following, the date of the Change in Control, the Grantee’s Continuous Service is terminated by the Company or a Related Entity without Cause or by the Grantee for Good Reason, the Continued, Assumed or Substituted Awards held by the Grantee that were not then vested (and, with respect to Options and SARs, exercisable) shall immediately become fully vested and, if applicable, exercisable.

(ii)       If the Company is not the surviving entity and the surviving entity (or a parent entity thereof) does not assume or substitute Awards, the holders of such Awards shall be entitled to the benefits set forth in Section 11(a)(i) as of the date of the Change in Control, to the same extent as if the holder’s Continuous Service had been terminated by the Company without Cause as of the date of the Change in Control; provided, that, to the extent any Award constitutes deferred compensation for purposes of Section 409A, if the settlement or other payment event resulting from the vesting of such Award pursuant to this Section 11(a)(ii) would not be permitted by Section 409A, such Award shall vest pursuant to this Section 11(a)(ii), but the settlement or other payment event with respect to such Award shall not be accelerated and shall instead occur when it would have occurred had the Award been Continued, Assumed or Substituted pursuant to Section 11(a)(i) (or on such earlier date as is permitted under Section 409A). The Committee may provide that each Award that is vested (or vests) as of the Change in Control shall be canceled in exchange for a payment in an amount equal to (A) the Fair Market Value per Share subject to the Award immediately prior to the Change in Control over the exercise or base price (if any) per Share subject to the Award multiplied by (B) the number of Shares granted under the Award. For avoidance of doubt, if the Fair Market Value per Share subject to an Option or SAR immediately prior to the Change in Control is less than the exercise or base price per Share of such Award, such Awards shall be cancelled for no consideration.

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(b)       For the purposes of this Section 11, an Award shall be considered assumed or substituted for if immediately following the Change in Control the award is of substantially equal value, with the determination of such substantial equality of value being made by the Committee before the Change in Control.

12.     Effective Date and Term of Plan. The Plan shall become effective on February 14, 2023, the date it was first approved by the stockholders of the Company. The Plan shall continue in effect for a term of 10 years from the earlier of its adoption by the Board or its approval by the stockholders of the Company, unless sooner terminated pursuant to Section 13(a).

13.     Amendment, Suspension or Termination of the Plan or Awards; No Repricings.

(a)       The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws.

(b)       No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)       No amendment, suspension or termination of the Plan or any Award shall materially adversely affect the Grantee’s rights under an Award without the Grantee’s written consent; provided, however, that an amendment or modification that (i) may cause an Incentive Stock Option to become a Non-Qualified Stock Option or (ii) the Committee considers, in its sole discretion, necessary or advisable to comply with, take into account or otherwise respond to Applicable Laws, shall not be treated as materially adversely affecting the Grantee’s right under an outstanding Award.

(d)       Notwithstanding anything in the Plan to the contrary, except as otherwise provided in Section 10, the following actions shall not be taken without the requisite prior affirmative approval of the Company’s stockholders: (i) reduce the exercise price or base amount, as applicable, of any Options or SARs, (ii) cancel, surrender, replace or otherwise exchange any outstanding Option or SAR where the Fair Market Value of the Shares underlying such Option or SAR is less than its exercise price or base amount, as applicable, of such Option or SAR for a new Option or SAR, another Award, cash, Shares or other securities or (iii) take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted.

14.     Clawback, Repayment or Recapture Policy. Notwithstanding anything to the contrary, to the extent allowed under Applicable Laws, unless otherwise determined by the Committee, all Awards, and any related payments made under the Plan, shall be subject to the requirements of any applicable clawback, repayment or recapture policy implemented by the Company, to the extent set forth in such policy and/or in an Award Agreement or other agreement with the Grantee.

15.     Limitation of Liability. The Company is under no duty to ensure that Shares may legally be delivered under the Plan, and shall have no liability in the event such delivery of Shares may not be made.

16.     No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with the Grantee’s right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice.

17.     No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a compensation or benefit plan, program or arrangement of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of such plans, programs or arrangements. The Plan is not a “pension plan” or “welfare plan” under the Employee Retirement Income Security Act of 1974.

18.     Unfunded Obligation. A Grantee shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan or an Award shall be unfunded and unsecured obligations for all purposes, including Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, to create any trusts, or to establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, that the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Related Entity and a Grantee, or otherwise create any

57

vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. A Grantee shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.     Construction. The following rules of construction shall apply to the Plan and Award Agreements. Captions and titles are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan or Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the word “or” is not intended to be exclusive, unless the context clearly requires otherwise. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The words “writing” and “written” and comparable words refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Any reference to any federal, state or other statute or law shall be deemed also to refer to such statute or law as amended, and to all rules and regulations promulgated thereunder. References to “stockholders” shall be deemed to refer to “shareholders” to the extent required by Applicable Laws. References to the Company or any Related Entity shall include such entity’s successors.

20.     Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable.

21.     Governing Law. Except as otherwise provided in an Award Agreement, the Plan, the Award Agreements and any other agreements or arrangements relating to Awards shall be interpreted and construed in accordance with the laws of New Jersey, without regard to the conflicts of laws rules of such state, to the extent not preempted by federal law. If any provision of the Plan, the Award Agreements or any other agreements or arrangements relating to Awards is determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by Applicable Laws and the other provisions shall nevertheless remain effective and shall remain enforceable.

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SCAN TO VIEW MATERIALS & VOTE

J & J SNACK FOODS CORP.
ATTN: KEN A. PLUNK
6000 CENTRAL HIGHWAY
PENNSAUKEN, NJ 08109

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/13/2023 for shares held directly and by 11:59 P.M. ET on 02/09/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/13/2023 for shares held directly and by 11:59 P.M. ET on 02/09/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. Election of Directors			

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Sidney R. Brown 02) Roy C. Jackson

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.	For	Against	Abstain
2. VOTE ON APPROVAL OF THE 2022 LONG TERM INCENTIVE PLAN	☐	☐	☐
3. RATIFICATION OF THE APPOINTMENT OF AUDITORS	☐	☐	☐
4 ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
5 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000586264_1 R1.0.0.3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

J & J SNACK FOODS CORP.
Annual Meeting of Shareholders
February 14, 2023 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ken Plunk and Michael Pollner, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of J & J SNACK FOODS CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held virtually at 10:00 AM, EST on February 14, 2023, at www.virtualshareholdermeeting.com/JJSF2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

0000586264_2 R1.0.0.3

Continued and to be signed on reverse side